Exhibit 10.130

WORLD FINANCIAL CAPITAL MASTER NOTE TRUST

Issuer

And

U.S. BANK NATIONAL ASSOCIATION

Indenture Trustee

SIXTH AMENDED AND RESTATED
SERIES 2009-VFN INDENTURE SUPPLEMENT

Dated as of December 12, 2024

SIXTH AMENDED AND RESTATED SERIES 2009-VFN INDENTURE SUPPLEMENT, dated as of December 12, 2024 (the “Indenture Supplement”), between WORLD FINANCIAL CAPITAL MASTER NOTE TRUST, a trust organized and existing under the laws of the State of Delaware (herein, the “Issuer” or the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as indenture trustee (herein, together with its successors in the trusts thereunder as provided in the Indenture referred to below, the “Indenture Trustee”) under the Master Indenture, dated as of September 29, 2008 (the “Indenture”), between the Issuer and the Indenture Trustee (the Indenture, together with this Indenture Supplement, the “Agreement”).

WHEREAS, the parties hereto are party to the Fifth Amended and Restated Series 2009-VFN Indenture Supplement, dated as of November 1, 2016 (as amended to date, the “Existing Indenture Supplement”).

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Existing Indenture Supplement is hereby amended and restated in its entirety as follows and each party agrees as follows for the benefit of the other party and the Series 2009-VFN  Noteholders:

The Principal Terms of this Series, issued pursuant to Section 2.11 of the Indenture, are set forth in this Indenture Supplement to the Indenture.

ARTICLE I.

Creation of the Series 2009-VFN Notes

Section 1.1    Designation.

(a)    Pursuant to the Indenture and the Existing Indenture Supplement a Series of Notes was issued known as “World Financial Capital Master Note Trust, Series 2009-VFN” or the “Series 2009-VFN Notes.” The Series 2009-VFN Notes were issued in four Classes, known as the “Class A Series 2009-VFN Floating Rate Asset Backed Notes,” the “Class M Series 2009-VFN Asset Backed Notes,” the “Class B Series 2009-VFN Asset Backed Notes” and the “Class C Series 2009-VFN Asset Backed Notes” (together with the Class M Series 2009-VFN Asset Backed Notes and the Class B Series 2009-VFN Asset Backed Notes, the “Subordinated Series 2009-VFN Asset Backed Notes”). As of the Sixth Amendment and Restatement Effective Date, (x) the Subordinated Series 2009-VFN Asset Backed Notes shall be cancelled in accordance with the terms of the Indenture and shall no longer be deemed outstanding in exchange for the increase in the Initial Excess Collateral Amount, and (y) the Class A Series 2009-VFN Floating Rate Asset Backed Notes shall be the sole Class of Series 2009-VFN Notes. The Series 2009-VFN Notes shall be Variable Interests.

(b)    The Class A Notes may from time to time be divided into separate ownership tranches (each a “Class A Ownership Tranche”) which shall be identical in all respects, except for their respective Class A Maximum Principal Balances, Class A Principal Balances and certain matters relating to the rate and payment of interest. The initial allocation of Class A

Notes among Class A Ownership Tranches shall be made, and reallocations among such Class A Ownership Tranches or new Class A Ownership Tranches may be made, as provided in Section 4.1 of this Indenture Supplement and the Class A Note Purchase Agreement.

(c)    Series 2009-VFN shall be included in Group One and shall be a Principal Sharing Series. Series 2009-VFN shall be an Excess Allocation Series with respect to Group One only. Series 2009-VFN shall not be subordinated to any other Series.

ARTICLE II.

Definitions

Section 2.1    Definitions.

(a)    Whenever used in this Indenture Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

“Additional Enhancement Amount” is defined in subsection 4.1(d).

“Aggregate Investor Default Amount” means, as to any Monthly Period, the sum of the Investor Default Amounts in respect of such Monthly Period.

“Allocation Percentage” means, with respect to any Monthly Period, the percentage equivalent of a fraction:

(a)    the numerator of which shall be equal to:

(i) for Principal Collections during the Revolving Period and for Finance Charge Collections at any time, the Collateral Amount at the end of the last day of the prior Monthly Period, less any reductions to be made to the Collateral Amount on account of principal payments to be made on the Distribution Date falling in the Monthly Period for which the Allocation Percentage is being calculated; provided, however, that with respect to any Monthly Period in which a Reset Date occurs as a result of a Class A Incremental Funding or the issuance of a new Series, the numerator determined pursuant to this clause (i) shall be (A) the Collateral Amount as of the close of business on the later of the last day of the prior Monthly Period or the preceding Reset Date, in each case less any reductions to be made to the Collateral Amount on account of principal payments to be made on the Distribution Date falling in the Monthly Period for which the Allocation Percentage is being calculated (to the extent not already subtracted in determining the Collateral Amount), for the period from and including the first day of the current Monthly Period or the preceding Reset Date, as applicable, to but excluding such Reset Date and (B) the Collateral Amount as of the close of business on such Reset Date, less any reductions to be made to the Collateral Amount on account of principal payments to be made on the Distribution Date falling in the Monthly Period for which the Allocation Percentage is being calculated (to the extent not already subtracted in determining the Collateral Amount), for the period from and including such Reset Date to the earlier of the last day of such Monthly Period (in which case such period shall include such day) or the next succeeding Reset Date (in which case such period shall not include such succeeding Reset Date); or

(ii) for Principal Collections during the Early Amortization Period and the Controlled Amortization Period, the Collateral Amount at the end of the last day of the Revolving Period, provided, however, that the Transferor may, by written notice to the Indenture Trustee, the Servicer and the Rating Agencies, reduce the numerator used for purposes of allocating Principal Collections to Series 2009-VFN at any time if (x) the Rating Agency Condition shall have been satisfied with respect to such reduction and (y) the Transferor shall have delivered to the Indenture Trustee an Officer’s Certificate to the effect, based on the facts known to such officer at that time, in the reasonable belief of the Transferor, such designation will not cause a Series 2009-VFN Early Amortization Event or an event that, after the giving of notice or the lapse of time, would cause a Series 2009-VFN Early Amortization Event to occur with respect to Series 2009-VFN; and

(b)    the denominator of which shall be the greater of (x) the Aggregate Principal Receivables determined as of the close of business on the last day of the prior Monthly Period and (y) the sum of the numerators used to calculate the allocation percentages for allocations with respect to Finance Charge Collections or Principal Collections, as applicable, for all outstanding Series on such date of determination provided, that if one or more Reset Dates occur in a Monthly Period, the Allocation Percentage for the portion of the Monthly Period falling on and after such Reset Date and prior to any subsequent Reset Date will be recalculated for such period as of the close of business on the subject Reset Date.

“Available Cash Collateral Amount” means with respect to any Transfer Date, an amount equal to the lesser of (a) the amount on deposit in the Cash Collateral Account (before giving effect to any deposit to, or withdrawal from, the Cash Collateral Account made or to be made with respect to such date) and (b) the Required Cash Collateral Amount for such Transfer Date.

“Available Finance Charge Collections” means, for any Monthly Period, an amount equal to the sum of (a) the Investor Finance Charge Collections for such Monthly Period, plus (b) the Excess Finance Charge Collections allocated to Series 2009-VFN for such Monthly Period, plus (c) interest and earnings on funds on deposit in the Cash Collateral Account which will be deposited into the Finance Charge Account on the related Transfer Date to be treated as Available Finance Charge Collections pursuant to subsection 5.10(b).

“Available Principal Collections” means, for any Monthly Period, an amount equal to the sum of (a) the Investor Principal Collections for such Monthly Period, minus (b) the amount of Reallocated Principal Collections with respect to such Monthly Period which pursuant to Section 5.6 are required to be applied on the related Distribution Date, plus (c) any Shared Principal Collections with respect to other Principal Sharing Series (including any amounts on deposit in the Excess Funding Account that are allocated to Series 2009-VFN for application as Shared Principal Collections), plus (d) the aggregate amount to be treated as Available Principal Collections pursuant to clauses 5.4(a)(viii) and (ix) for the related Distribution Date.

“Bankrupt Merchant” means any Merchant which fails generally to, or admits in writing its inability to, pay its debts as they become due; or any Merchant for which a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Merchant in an involuntary case under any Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceedings shall continue undismissed or unstayed and in effect for a period of 60 consecutive days or any of the actions sought in such proceeding shall occur; or any Merchant that commences a voluntary case under any Debtor Relief Law, or such Merchant’s consent to the entry of an order for relief in an involuntary case under any Debtor Relief Law, or consent to the appointment of a taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official for any substantial part of its property, or any general assignment for the benefit of creditors; or any Merchant or any Affiliate of such Merchant shall have taken any corporate action in furtherance of any of the foregoing actions with respect to such Merchant; provided, however, that a Merchant for which a Chapter 11 Plan is confirmed under a Debtor Relief Law shall no longer be a Bankrupt Merchant upon the occurrence of the effective date of such Chapter 11 Plan.  For purposes of this definition, a Chapter 11 Plan shall exclude a Chapter 11 Plan under which the Bankrupt Merchant liquidates all of its assets and discontinues operations.

“Base Rate” means, as to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Monthly Interest, any Class A Non-Use Fees payable pursuant to clause 5.4(a)(ii) and any Class A Additional Amounts payable pursuant to clauses 5.4(a)(i) through (vii) each for the related Distribution Period and the Noteholder Servicing Fee with respect to such Monthly Period, and the denominator of which is the Weighted Average Collateral Amount during such Monthly Period.

“Cash Collateral Account” is defined in subsection 5.10(a).

“Change in Control” means the failure of Holding to own, directly or indirectly, 100% of the outstanding shares of common stock (excluding directors’ qualifying shares) of Comenity Capital Bank.

“Chapter 11 Plan” means a plan proposed by a Bankrupt Merchant under and in conformance with the provisions of Chapter 11 of Title 11 of the United States Code for restructuring or reorganizing the business of the Bankrupt Merchant.

“Class A Additional Amounts” means Additional Amounts (as defined in the Class A Note Purchase Agreement) payable to the Class A Noteholders pursuant to the Class A Note Purchase Agreement.

“Class A Administrative Agents” means the “Administrative Agents” as defined in the Class A Note Purchase Agreement.

“Class A Breakage Payment” is defined in subsection 5.2(b).

“Class A Funding Tranche” is defined in subsection 5.2(a).

“Class A Incremental Funding” means any increase in the Class A Principal Balance during the Revolving Period made pursuant to the Class A Note Purchase Agreement and subsection 4.1(a) hereof.

“Class A Incremental Principal Balance” means the amount of the increase in the Class A Principal Balance occurring as a result of any Class A Incremental Funding, which amount shall equal the aggregate amount of the purchase prices paid by the Class A Noteholders pursuant to the Class A Note Purchase Agreement with respect to such Class A Incremental Funding.

“Class A Maximum Principal Balance” means the Maximum Class A Principal Balance (as defined in the Class A Note Purchase Agreement), as such amount may be increased or decreased from time to time pursuant to the Class A Note Purchase Agreement. As applied to any particular Class A Note, the “Class A Maximum Principal Balance” means the portion of the overall Class A Maximum Principal Balance represented by that Class A Note.

“Class A Monthly Interest” is defined in subsection 5.2(a).

“Class A Monthly Principal” is defined in subsection 5.3(a).

“Class A Non-Use Fee” means the Class A Non-Use Fee defined in the Class A Note Purchase Agreement.

“Class A Note Purchase Agreement” means the Ninth Amended and Restated Note Purchase Agreement, dated as of June 29, 2021, among Transferor, the Issuer, the Servicer and the Class A Noteholders party thereto, as supplemented by the various Fee Letters referred to (and defined) therein, and as the same may be amended, amended and restated or otherwise modified from time to time. The Class A Note Purchase Agreement is hereby designated a “Transaction Document” for all purposes of the Agreement.

“Class A Noteholder” means the Person in whose name a Class A Note is registered in the Note Register.

“Class A Notes” means any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

“Class A Ownership Group” means the “Ownership Group” defined in the Class A Note Purchase Agreement.

“Class A Ownership Group Percentage” means the “Ownership Group Percentage” defined in the Class A Note Purchase Agreement.

“Class A Ownership Tranche” is defined in subsection 1.1(b).

“Class A Principal Balance” means, on any Business Day, an amount equal to the result of (a) the “Class A Principal Balance” as defined in the Existing Indenture Supplement on the close of business on the day prior to the Sixth Amendment and Restatement Effective Date, plus (b) the aggregate amount of all Class A Incremental Principal Balances for all Class A Incremental Fundings occurring after the Sixth Amendment and Restatement Effective Date and on or prior to that Business Day, minus (c) the aggregate amount of principal payments made to Class A Noteholders after the Sixth Amendment and Restatement Effective Date and on or prior to such Business Day. As applied to any particular Class A Note, the “Class A Principal Balance” means the portion of the overall Class A Principal Balance represented by that Class A Note. The Class A Principal Balance shall be allocated among the Class A Ownership Tranches as provided in the Class A Note Purchase Agreement.

“Class A Purchase Limit” means the “Purchase Limit” defined in the Class A Note Purchase Agreement.

“Class A Required Amount” means, for any Distribution Date, an amount equal to the excess of (a) the amounts described in clauses 5.4(a)(i), (ii) and (iii), over (b) the sum of (i) Available Finance Charge Collections applied to pay such amount pursuant to subsection 5.4(a) and (ii) any amount withdrawn from the Cash Collateral Account and applied to pay such amount pursuant to subsection 5.10(c).

“Class A Scheduled Final Payment Date” means the Distribution Date falling in the twelfth month following the month in which the Controlled Amortization Period begins.

“Class A Tranche Rate” means, for any Distribution Period, the Note Rate (as defined in the Class A Note Purchase Agreement) for each Class A Ownership Tranche (or any related Class A Funding Tranche).

“Class B Note Purchase Agreement” means the Second Amended and Restated Note Purchase Agreement, dated as of May 24, 2013, entered into among Comenity Capital Bank, the Transferor and each party that purchases notes referred to therein as “Class B Notes” from the Transferor.

“Class C Note Purchase Agreement” means the Second Amended and Restated Note Purchase Agreement, dated as of May 24, 2013, entered into among Comenity Capital Bank, the Transferor and each party that purchases notes referred to therein as “Class C Notes” from the Transferor.

“Class M Note Purchase Agreement” means the Note Purchase Agreement, dated as of December 1, 2015 entered into among Comenity Capital Bank, the Transferor and each party that purchases notes referred to therein as “Class M Notes” from the Transferor.

“Closing Date” means September 28, 2009.

“Collateral Amount” means, as of any date of determination, an amount equal to the excess of (i) the sum of (x) the Class A Principal Balance as of such date plus (y) the Initial Excess Collateral Amount plus (z) the aggregate Additional Enhancement Amounts determined in accordance with Section 4.1(d) after the Sixth Amendment and Restatement Effective Date and on or prior to such date of determination over (ii) the sum of (x) the aggregate Enhancement Reduction Amounts determined in accordance with Section 4.1(d) after the Sixth Amendment and Restatement Effective Date and on or prior to such date of determination plus (y) the excess, if any, of the aggregate amount of Investor Charge-Offs and Reallocated Principal Collections over the reimbursement of such amounts pursuant to clause 5.4(a)(ix) prior to such date.

“Comenity Capital Bank” means Comenity Capital Bank, a Utah industrial bank, formerly known as World Financial Capital Bank.

“Controlled Amortization Amount” means for any Transfer Date with respect to the Controlled Amortization Period prior to the payment in full of the Note Principal Balance, an amount equal to (a) the Note Principal Balance as of the close of business on the last day of the Revolving Period, divided by (b) twelve.

“Controlled Amortization Date” means the first day of the first Monthly Period that occurs on or after the Purchase Expiration Date under the Class A Note Purchase Agreement.

“Controlled Amortization Period” means, unless a Series 2009-VFN Early Amortization Event or a Trust Early Amortization Event shall have occurred prior thereto, the period commencing at the opening of business on the first Controlled Amortization Date to occur (without being extended as provided in the Class A Note Purchase Agreement) and ending on the earlier to occur of (a) the commencement of the Early Amortization Period, and (b) the Series Termination Date, provided that Transferor may, by 2 Business Days’ prior written notice to the Indenture Trustee and each Series 2009-VFN Noteholder (and so long as the Early Amortization Period has not begun), cause the Controlled Amortization Period to begin on any date earlier than the one otherwise specified above.

“Controlled Amortization Shortfall” initially means zero and thereafter means, with respect to any Monthly Period during the Controlled Amortization Period, the excess, if any, of (a) the Controlled Payment Amount for the previous Monthly Period, over (b) the amount distributed pursuant to subsection 6.2(a) with respect to the Class A Notes for the previous Monthly Period.

“Controlled Payment Amount” means, with respect to any Transfer Date, the sum of (a) the Controlled Amortization Amount for such Transfer Date and (b) any existing Controlled Amortization Shortfall.

“Day Count Fraction” means, as to any Class A Ownership Tranche (or Class A Funding Tranche) for any Distribution Period, a fraction (a) the numerator of which is the number of days in that Distribution Period (or, if less, the number of days during that Distribution Period during which that Class A Ownership Tranche (or Class A Funding Tranche) was outstanding, including the first, but excluding the last, such day) and (b) the denominator of which is the actual number of days in the related calendar year (or, if so specified in the Class A Note Purchase Agreement, 360).

“Default Amount” means, as to any Defaulted Account, the amount of Principal Receivables (other than Ineligible Receivables, unless there is an Insolvency Event with respect to Comenity Capital Bank or the Transferor) in such Defaulted Account on the day it became a Defaulted Account.

“Defaulted Account” means an Account in which there are Defaulted Receivables.

“Dilution” means any downward adjustment made by Servicer in the amount of any Receivable (a) because of a rebate, refund or billing error to an accountholder, (b) because such Receivable was created in respect of merchandise which was refused or returned by an accountholder or (c) for any other reason other than receiving Collections therefor or charging off such amount as uncollectible.

“Distribution Account” is defined in subsection 5.9(a).

“Distribution Date” means November 16, 2009 and the 15th day of each calendar month thereafter, or if such 15th day is not a Business Day, the next succeeding Business Day.

“Distribution Period” means, for any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

“Early Amortization Period” means the period commencing on the date on which a Trust Early Amortization Event or a Series 2009-VFN Early Amortization Event is deemed to occur and ending on the Series Termination Date.

“Eligible Investments” is defined in Annex A to the Indenture; provided that in no event shall any Eligible Investment be an equity security or cause the Trust to have any voting rights in respect of such Eligible Investment.

“Enhancement Reduction Amount” is defined in subsection 4.1(d).

“Excess Collateral Amount” means, for any date of determination, the excess of (a) the Collateral Amount as of such date of determination, over (b) the Note Principal Balance as of such date of determination.

“Excess Spread Percentage” means, for any Monthly Period, a percentage equal to the Portfolio Yield for such Monthly Period, minus the Base Rate for such Monthly Period.

“Finance Charge Account” is defined in subsection 5.9(a).

“Finance Charge Collections” means Collections of Finance Charge Receivables.

“Finance Charge Shortfall” is defined in Section 5.7.

“Fixed Allocation Period” means either a Controlled Amortization Period or an Early Amortization Period.

“Group One” means Series 2009-VFN and each other Series specified in the related Indenture Supplement to be included in Group One.

“Initial Excess Collateral Amount” shall equal the sum of the “Class M Note Principal Balance,” the “Class B Note Principal Balance,” and the “Class C Note Principal Balance” (in each case as defined in the Existing Indenture Supplement) as of the close of business on the day prior to the Sixth Amendment and Restatement Effective Date.

“Investor Charge-Offs” is defined in Section 5.5.

“Investor Default Allocation Percentage” means, with respect to any Monthly Period, the percentage equivalent of a fraction:

(a)    the numerator of which shall be equal to the Weighted Average Collateral Amount for such Monthly Period; and

(b)    the denominator of which shall be equal to the Weighted Average Allocation Percentage Denominator for such Monthly Period.

“Investor Default Amount” means, with respect to any Defaulted Account, an amount equal to the product of (a) the Default Amount and (b) the Investor Default Allocation Percentage for the Monthly Period in which such Account became a Defaulted Account.

“Investor Finance Charge Collections” means, for any Monthly Period, an amount equal to the aggregate amount of Finance Charge Collections (including Net Recoveries treated as

Finance Charge Collections) retained or deposited in the Finance Charge Account for Series 2009-VFN pursuant to clause 5.1(b)(i) for such Monthly Period.

“Investor Interchange Allocation Percentage” means, with respect to any Monthly Period, the Allocation Percentage for such Monthly Period with respect to Finance Charge Receivables (or, if a Reset Date occurs during such Monthly Period, the average such Allocation Percentage for such Monthly Period determined as the quotient of the summation of the Allocation Percentages with respect to Finance Charge Receivables for all days during such Monthly Period, divided by the number of days in such Monthly Period).

“Investor Interchange Amount” means, with respect to any Monthly Period, an amount equal to the product of (a) the amount of Interchange attributed to the Accounts for such Monthly Period pursuant to subsection 5.1(l) of the Receivables Purchase Agreement and (b) the Investor Interchange Allocation Percentage for such Monthly Period.

“Investor Merchant Fee Allocation Percentage” means, with respect to any Monthly Period, the Allocation Percentage for such Monthly Period with respect to Finance Charge Receivables (or, if a Reset Date occurs during such Monthly Period, the average such Allocation Percentage for such Monthly Period determined as the quotient of the summation of the Allocation Percentages with respect to Finance Charge Receivables for all days during such Monthly Period, divided by the number of days in such Monthly Period).

“Investor Merchant Fee Amount” means, with respect to any Monthly Period, an amount equal to the product of (a) the amount of Merchant Discount Fees attributed to the Accounts for such Monthly Period pursuant to subsection 5.1(l) of the Receivables Purchase Agreement and (b) the Investor Merchant Fee Allocation Percentage for such Monthly Period.

“Investor Principal Collections” means, for any Monthly Period, an amount equal to the aggregate amount of Principal Collections retained or deposited in the Principal Account for Series 2009-VFN pursuant to clause 5.1(b)(ii) for such Monthly Period.

“Investor Uncovered Dilution Amount” means an amount equal to the product of (x) the Series Allocation Percentage for the related Monthly Period (determined on a weighted average basis, if one or more Reset Dates occur during that Monthly Period), times (y) the aggregate Dilutions occurring during that Monthly Period as to which any deposit is required to be made to the Excess Funding Account pursuant to subsection 3.8(a) of the Transfer and Servicing Agreement but has not been made, provided that, to the extent the Transferor Amount is greater than zero at the time the deposit referred to in clause (y) is required to be made, the Investor Uncovered Dilution Amount for such amount to be deposited shall be deemed to be zero.

“Mandatory Limited Amortization Amount” means, for any Transfer Date with respect to the Mandatory Limited Amortization Period (beginning with the Transfer Date in the Monthly Period following the Monthly Period in which the Mandatory Limited Amortization Period begins) and the Transfer Date in the Monthly Period in which the Controlled Amortization Period commences (unless the Non-Renewing Purchaser Class A Principal Balance shall have been reduced to zero prior to such date), the lesser of (a) the Non-Renewing Purchaser Class A Principal Balance as of the Mandatory Limited Amortization Date, divided by 12 (with the quotient rounded up to the nearest dollar) and (b) the excess of (i) the Non-Renewing Purchaser Class A Principal Balance, over (ii) the Mandatory Limited Amortization Target.

“Mandatory Limited Amortization Date” means, the Purchase Expiration Date (without giving effect to a requested extension) but only if all of the following have occurred: (x) the Transferor has requested an extension of such Purchase Expiration Date, (y) there are one or more Non-Renewing Ownership Groups and (z) the Issuer has not repaid the outstanding Non-Renewing Purchaser Class A Principal Balance on or prior to the related Purchase Expiration Date (without giving effect to the requested extension).

“Mandatory Limited Amortization Period” means the period commencing on the first day of the first Monthly Period that commences on or after the Mandatory Limited Amortization Date and ending the earliest to occur of (x) the payment in full of the Non-Renewing Purchaser Class A Principal Balance, (y) the commencement of the Controlled Amortization Period or the Early Amortization Period and (z) the Series Termination Date.

“Mandatory Limited Amortization Shortfall” means, with respect to any Payment Date, the excess, if any, of (a) the Mandatory Limited Payment Amount for the preceding Payment Date, over (b) the amounts paid pursuant to subsection 5.4(b) with respect to Class A Monthly Principal.

“Mandatory Limited Amortization Target” means, with respect to any Transfer Date, (a) the Non-Renewing Purchaser Class A Principal Balance as of the Mandatory Limited Amortization Date less (b) the product (rounded up to the nearest dollar) of (i) a fraction, the numerator of which is the number of full Monthly Periods that have elapsed during the Mandatory Limited Amortization Period as of such Transfer Date (which, for the avoidance of doubt, shall exclude the Monthly Period in which such Transfer Date falls), and the denominator of which is 12 and (ii) the Non-Renewing Purchaser Class A Principal Balance as of the Mandatory Limited Amortization Date.

“Mandatory Limited Payment Amount” means, with respect to any Transfer Date with respect to the Mandatory Limited Amortization Period, beginning with the Payment Date in the Monthly Period immediately following the Monthly Period in which the Mandatory Limited Amortization Period begins, and the Transfer Date in the Monthly Period in which the Controlled Amortization Period commences (unless the Non-Renewing Purchaser Class A Principal Balance shall have been reduced to zero prior to such date), the sum of (a) the Mandatory Limited Amortization Amount for such Payment Date, plus (b) any existing Mandatory Limited Amortization Shortfall.

“Monthly Interest” means, for any Distribution Date, the Class A Monthly Interest for such Distribution Date.

“Monthly Period” means the period from and including the first day of the calendar month preceding a related Distribution Date to and including the last day of such calendar month; provided that the Monthly Period related to the November 2009 Distribution Date shall mean the period from and including the Closing Date to and including the last day of October 2009.

“Monthly Principal” means, on any Distribution Date, the Class A Monthly Principal with respect to such date.

“Monthly Principal Reallocation Amount” means, for any Monthly Period, an amount equal to the lesser of (i) the Class A Required Amount and (ii) the greater of (A) the Excess Collateral Amount minus the sum of (I) the amount of unreimbursed Investor Charge-Offs (after giving effect to Investor Charge-Offs for the related Monthly Period) and (II) unreimbursed Reallocated Principal Collections (as of the previous Distribution Date) and (B) zero.

“Non-Renewing Ownership Group” means, commencing on the related Mandatory Limited Amortization Date, any Class A Ownership Group that has not consented to the extension of the Purchase Expiration Date when requested as described in the Class A Note Purchase Agreement.

“Non-Renewing Purchaser Class A Principal Balance” means the outstanding principal balance of the Class A Notes allocated to Non-Renewing Ownership Groups.

“Non-Renewing Purchaser Scheduled Distribution Date” means the Distribution Date falling in the twelfth month following the month in which the Mandatory Limited Amortization Period begins.

“Note Principal Balance” means, as of any Business Day, the Class A Principal Balance.

“Noteholder Servicing Fee” is defined in Section 3.1.

“Optional Amortization Amount” is defined in subsection 4.1(b).

“Optional Amortization Date” is defined in subsection 4.1(b).

“Optional Amortization Notice” is defined in subsection 4.1(b).

“Percentage Allocation” is defined in subclause 5.1(b)(ii)(y).

“Portfolio Yield” means, for any Monthly Period, the annualized percentage equivalent of a fraction, (a) the numerator of which is equal to (i) the Available Finance Charge Collections (excluding any Excess Finance Charge Collections), minus (ii) the Aggregate Investor Default Amount and the Investor Uncovered Dilution Amount for such Monthly Period and (b) the denominator of which is the Weighted Average Collateral Amount during such Monthly Period.

“Principal Account” is defined in subsection 5.9(a).

“Principal Collections” means Collections of Principal Receivables.

“Principal Shortfall” is defined in Section 5.8.

“Purchase Expiration Date” has the meaning specified in the Class A Note Purchase Agreement.

“Purchaser” means a “Purchaser” as defined in the Class A Note Purchase Agreement.

“Quarterly Excess Spread Percentage” means, with respect to each Distribution Date, the percentage equivalent of a fraction the numerator of which is the sum of the Excess Spread Percentages determined with respect to such Distribution Date and the immediately preceding two Distribution Dates and the denominator of which is three.

“Quarterly Payment Rate Percentage” means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the Payment Rate Percentages determined with respect to such Distribution Date and the immediately preceding two Distribution Dates, and the denominator of which is three. For purposes of the foregoing calculation, the “Payment Rate Percentage” for any Distribution Date shall equal the percentage equivalent of a faction, the numerator which is the aggregate Collections received during the immediately preceding Monthly Period, and the denominator of which is the total Principal Receivables held by the Trust as of the opening of business on the first day of such immediately preceding Monthly Period.

“Rating Agency” means Fitch.

“Rating Agency Condition” means, with respect to Series 2009-VFN and any action subject to such condition, (i) if the Series 2009-VFN Notes are rated by a Rating Agency other than Fitch, the notification in writing by each Rating Agency (other than Fitch) to Servicer that such action will not result in the Rating Agency reducing or withdrawing its then existing rating of the Series 2009-VFN Notes, (ii) if Fitch is a Rating Agency for the Series 2009-VFN Notes, 10 days’ prior written notice (or, if 10 days’ advance notice is impracticable, as much advance notice as is practicable) to Fitch delivered electronically to notifications.abs@fitchratings.com and (iii) if there are no Rating Agencies designated for the Series 2009-VFN Notes, the consent of the holders of Series 2009-VFN Notes holding 66 2/3% of the Note Principal Balance.

“Reallocated Principal Collections” means, for any Transfer Date, Investor Principal Collections applied in accordance with Section 5.6 in an amount not to exceed the Monthly Principal Reallocation Amount for the related Monthly Period.

“Reassignment Amount” means, for any Transfer Date, after giving effect to any deposits and distributions otherwise to be made on the related Distribution Date, the sum of (i) the Note Principal Balance on the related Distribution Date, plus (ii) Monthly Interest for the related

Distribution Date and any Monthly Interest previously due but not distributed to the Series 2009-VFN Noteholders, plus (iii) the amount of Class A Non-Use Fees, if any, for the related Distribution Date and any Class A Non-Use Fees previously due but not distributed to the Series 2009-VFN Noteholders on a prior Distribution Date, plus (iv) the amount of Class A Additional Amounts, if any, for the related Distribution Date and any Class A Additional Amounts previously due but not distributed to the Series 2009-VFN Noteholders on a prior Distribution Date.

“Record Date” means, for purposes of Series 2009-VFN with respect to any Distribution Date or Optional Amortization Date, the date falling five Business Days prior to such date.

“Refinancing Date” is defined in subsection 4.1(c).

“Regulation RR” means Regulation RR (Credit Risk Retention) promulgated by the Commission to implement the credit risk retention requirements of Section 15G of the Securities Exchange Act.

“Required Cash Collateral Amount” means, as of any Determination Date, an amount equal to the excess of (i) the total Principal Receivables outstanding relating to Bankrupt Merchants as of the end of the related Monthly Period over (ii) the product of (A) 20.0% and (B) the total Principal Receivables as of the end of the related Monthly Period.

“Required Cash Collateral Amount Trigger Date” means the date on which the Required Cash Collateral Amount shall first become an amount greater than zero.

“Required Draw Amount” is defined in subsection 5.10(c).

“Required Excess Collateral Amount” means, at any time, the product of (i) 26.00% times (ii) the quotient of (x) the Class A Principal Balance divided by (y) 74.00%; provided, that:

(a) except as provided in clause (c), the Required Excess Collateral Amount shall never be less than 26.00% of the Collateral Amount as of the last day of the Revolving Period;

(b) except as provided in clause (c), the Required Excess Collateral Amount shall not decrease during an Early Amortization Period; and

(c) the Required Excess Collateral Amount shall never be greater than the Note Principal Balance.

“Required Retained Transferor Percentage” means, for purposes of Series 2009-VFN, 8.0%.

“Required Seller’s Interest” means as of any date of determination, the product of (i) 5% and (ii) the aggregate of the principal balances of all outstanding Notes other than Risk Retention Retained Notes as of such date of determination.

“Reset Date” means:

(a)    each Addition Date relating to Supplemental Accounts;

(b)    each Removal Date on which, if any Series of Notes has been paid in full, Principal Receivables equal to the initial Collateral Amount or initial principal balance for that Series are removed from the Issuer;

(c)    each date on which there is an increase in the outstanding balance of any Variable Interest; and

(d)    each date on which a new Series or Class of Notes is issued.

“Revolving Period” means the period from and including the Closing Date to, but not including, the earlier of (a) the day the Controlled Amortization Period commences and (b) the day the Early Amortization Period commences. For the avoidance of doubt, the Revolving Period shall not terminate upon the commencement of a Mandatory Limited Amortization Period; provided that for purposes of Section 8.5 of the Indenture, the Mandatory Limited Amortization Period shall be deemed to be an Amortization Period.

“Risk Retention Retained Note” means any Note that is retained by Comenity Capital Bank, as “sponsor” (as defined under Regulation RR), or a Wholly-owned Affiliate thereof upon initial issuance thereof and at all times thereafter; provided that no Note shall be a Risk Retention Retained Note unless such Note has been designated as a Risk Retention Retained Note pursuant to the related Indenture Supplement.

“RR Measurement Date” is defined in subsection 9.8(d).

“Securities Exchange Act” means the provisions of the Securities Exchange Act of 1934 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder.

“Seller’s Interest” means, as of any date of determination, the result of (a) the aggregate amount of Principal Receivables as of such date of determination, plus (b) the aggregate amount of Principal Collections on deposit in the Collection Account as of such date of determination, minus (c) the aggregate of the principal balances of all outstanding Notes as of such date of determination.

“Series 2009-VFN” means the Series of Notes the terms of which are specified in this Indenture Supplement.

“Series 2009-VFN Early Amortization Event” is defined in Section 7.1.

“Series 2009-VFN Note” means a Class A Note.

“Series 2009-VFN Noteholder” means a Class A Noteholder.

“Series Account” means, (a) with respect to Series 2009-VFN, the Finance Charge Account, the Principal Account, the Distribution Account and the Cash Collateral Account, and (b) with respect to any other Series, the “Series Accounts” for such Series as specified in the Indenture and the applicable Indenture Supplement for such Series.

“Series Allocation Percentage” means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Allocation Percentage for Finance Charge Collections for that Monthly Period and the denominator of which is the sum of the Allocation Percentage for Finance Charge Receivables for all outstanding Series on such date of determination; provided that if one or more Reset Dates occur in a Monthly Period, the Series Allocation Percentages for the portion of the Monthly Period falling on and after each such Reset Date and prior to any subsequent Reset Date will be determined using a denominator which is equal to the sum of the numerators used in determining the Allocation Percentage for Finance Charge Receivables for all outstanding Series as of the close of business on the subject Reset Date.

“Series Servicing Fee Percentage” means 2.0% per annum.

“Series Termination Date” means the earliest to occur of (a) the Distribution Date falling in a Fixed Allocation Period on which the Collateral Amount is paid in full, (b) the termination of the Trust pursuant to the Trust Agreement, (c) the Distribution Date on or closest to the date falling 46 months after the commencement of the Early Amortization Period and (d) the Distribution Date on or closest to the date falling 58 months after the commencement of the Controlled Amortization Period.

“Sixth Amendment and Restatement Effective Date” is defined in subsection 9.12.

“Specified Transferor Amount” means, as of any date of determination, the Minimum Transferor Amount as of such date of determination.

“Surplus Collateral Amount” means, with respect to any Distribution Date, the excess, if any, of (a) the Excess Collateral Amount, over (b) the Required Excess Collateral Amount, in each case calculated after giving effect to any payments of principal on such Distribution Date, but before giving effect to any reduction in the Collateral Amount on such Distribution Date pursuant to subsection 5.4(e).

“Target Amount” is defined in clause 5.1(b)(i).

“Transfer” means any sale, transfer, assignment, exchange, participation, pledge, hypothecation, rehypothecation, or other grant of a security interest in or disposition of, a Note.

“Weighted Average Allocation Percentage Denominator” means, for any Monthly Period, the quotient of (a) the summation of the amount determined in accordance with paragraph (b) of the definition of “Allocation Percentage” set forth in this Section 2.1 (including the proviso thereto) as of each day in that Monthly Period, divided by (b) the number of days in that Monthly Period.

“Weighted Average Class A Principal Balance” means, as to any Class A Ownership Tranche (or Class A Funding Tranche) for any Distribution Period, the quotient of (a) the summation of the portion of the Class A Principal Balance allocated to that Class A Ownership Tranche (or Class A Funding Tranche) determined as of each day in that Distribution Period, divided by (b) the number of days in that Distribution Period (or, if less, the number of days during that Distribution Period during which that Class A Ownership Tranche or Class A Funding Tranche was outstanding).

“Weighted Average Collateral Amount” means, for any Monthly Period, the quotient of (a) the summation of the Collateral Amount determined as of each day in that Monthly Period, divided by (b) the number of days in that Monthly Period.

“Wholly-owned Affiliate” has the meaning specified in Rule 2 of Regulation RR.

(b)    Each capitalized term defined herein shall relate to the Series 2009-VFN Notes and no other Series of Notes issued by the Trust, unless the context otherwise requires. All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in Annex A to the Indenture, or, if not defined therein, in the Class A Note Purchase Agreement.

(c)    The interpretive rules specified in Section 1.2 of the Indenture also apply to this Indenture Supplement. If any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Indenture Supplement shall be controlling.

ARTICLE III.

Noteholder Servicing Fee

Section 3.1    Servicing Compensation. The share of the Servicing Fee allocable to Series 2009-VFN for any Transfer Date (the “Noteholder Servicing Fee”) shall be equal to one-twelfth of the product of (a) the Series Servicing Fee Percentage and (b) the Weighted Average Collateral Amount for the preceding Monthly Period. The remainder of the Servicing Fee shall be paid by the holders of the Transferor Interest or the noteholders of other Series (as provided in the related Indenture Supplements), and in no event shall the Trust, the Indenture Trustee or the

Series 2009-VFN Noteholders be liable for the share of the Servicing Fee to be paid by the holders of the Transferor Interest or the noteholders of any other Series.

ARTICLE IV.

Variable Funding Mechanics

Section 4.1    Variable Funding Mechanics

(a)    Class A Incremental Fundings. From time to time during the Revolving Period and prior to the Purchase Expiration Date, Transferor and Servicer may notify one or more Class A Administrative Agents that a Class A Incremental Funding will occur, subject to the conditions of the Class A Note Purchase Agreement, with respect to the related Class A Ownership Group(s) on the next or any subsequent Business Day by delivering a Notice of Incremental Funding (as defined in the Class A Note Purchase Agreement) executed by Transferor and Servicer to the Class A Administrative Agent for each such Class A Ownership Group, specifying the amount of such Class A Incremental Funding and the Business Day upon which such Class A Incremental Funding is to occur, provided that a Class A Incremental Funding shall not be requested from a Class A Administrative Agent for an Ownership Group that is a Non-Renewing Ownership Group if the Class A Incremental Funding would occur on or after the Purchase Expiration Date (without giving effect to any requested extension of the Purchase Expiration Date to which the related Non-Renewing Ownership Group did not consent). The amount of Class A Incremental Funding allocated to each Class A Ownership Group shall be a minimum amount of $1,000,000 or a higher integral multiple thereof for each Class A Ownership Group, except that a Class A Incremental Funding may be requested in the entire remaining Class A Purchase Limit of the related Class A Ownership Group. Upon any Class A Incremental Funding, the Collateral Amount, the Note Principal Balance and the Allocation Percentage shall increase as provided herein. For each Class A Incremental Funding, the Class A Principal Balance shall increase in an amount equal to the Class A Incremental Principal Balance. The increase in the Class A Principal Balance shall be allocated to the Class A Notes held by the Class A Noteholders from which purchase prices were received in connection with the Class A Incremental Funding in proportion to the amount of such purchase prices received.

(b)    Optional Amortization. On any Business Day in the Revolving Period or the Controlled Amortization Period, Transferor may cause Servicer to provide notice to the Indenture Trustee and the Class A Administrative Agents for affected Class A Ownership Groups (an “Optional Amortization Notice”) at least two Business Days prior to any Business Day (the “Optional Amortization Date”) stating its intention to cause a full or partial amortization of the Class A Notes with Available Principal Collections on the Optional Amortization Date, in full or in part, in an amount (the “Optional Amortization Amount”) which shall be allocated to the Class A Notes. The portion of the Optional Amortization Amount allocated to any Class A Ownership Group shall be in an aggregate amount not less than $1,000,000 or a higher integral multiple thereof, except that the Optional Amortization Amount allocated to any Class A Ownership Group may equal the entire Principal Balance of the related Class A Note for such Class A Ownership Group. The Optional Amortization Notice shall state the Optional Amortization Date, the Optional Amortization Amount and the allocation of such Optional Amortization Amount among the various Classes and Class A Ownership Groups. The Optional Amortization Amount shall be paid from Shared Principal Collections pursuant to Section 8.5 of the Indenture and Section 5.8. Accrued interest and any Class A Additional Amounts, payable to each affected Class A Ownership Group shall be payable on the first Distribution Date on or after the related Optional Amortization Date. On the Business Day prior to each Optional Amortization Date, Servicer shall instruct the Indenture Trustee in writing (which writing shall be substantially in the form of Exhibit B) to withdraw from the Collection Account and deposit in the Distribution Account, to the extent of the available funds held therein as Shared Principal Collections pursuant to Section 5.8, an amount sufficient to pay the Optional Amortization Amount on that Optional Amortization Date, and the Indenture Trustee, acting in accordance with such instructions, shall on such Business Day make such withdrawal and deposit.

(c)    Refinanced Optional Amortization. On any Business Day in the Revolving Period or the Controlled Amortization Period, Transferor may, with the consent of each affected Series 2009-VFN Noteholder, cause Servicer to provide notice to the Indenture Trustee and all of the Series 2009-VFN Noteholders at least five Business Days prior to any Business Day (the “Refinancing Date”) stating its intention to cause the Series 2009-VFN Notes to be prepaid in full or in part on the Refinancing Date by causing all or a portion of the Collateral Amount to be conveyed to one or more Persons (who may be the Noteholders of a new Series issued substantially contemporaneously with such prepayment) for a cash purchase price in an amount equal to the sum of (i) the Collateral Amount (or the portion thereof that is being conveyed), plus (ii) accrued and unpaid interest on the Collateral Amount (or the portion thereof that is being conveyed) through the Refinancing Date, plus (iii) any accrued and unpaid Class A Non-Use Fees and Class A Additional Amounts in respect of the Collateral Amount (or portion thereof that is being conveyed) through the Refinancing Date. In the case of any such conveyance, the purchase price shall be deposited in the Collection Account and shall be distributed to the Class A Notes based on the Class A Ownership Group Percentage for each Class A Ownership Group on the Refinancing Date in accordance with the terms of the Agreement.

(d)    Adjustment to Collateral Amount.    Upon the making of any Class A Incremental Funding, the “Additional Enhancement Amount” with respect to such Class A Incremental Funding shall be the amount necessary so that, after giving effect to each such Class A Incremental Funding, the Excess Collateral Amount would not be less than the Required Excess Collateral Amount. Upon the payment of any Optional Amortization Amount or the distribution of a purchase price pursuant to subsection 4.1(c) on any Refinancing Date, the “Enhancement Reduction Amount” with respect to such payment or distribution shall be the amount specified in the Optional Amortization Notice or notice delivered in connection with a Refinancing Date so long as, after giving effect to such reduction, the Excess Collateral Amount would not be less than the Required Excess Collateral Amount.

ARTICLE V.

Rights of Series 2009-VFN Noteholders and Allocation and Application of Collections

Section 5.1    Collections and Allocations

(a)    Allocations. Finance Charge Collections, Principal Collections and Defaulted Receivables allocated to Series 2009-VFN pursuant to Article VIII of the Indenture shall be allocated and distributed as set forth in this Article.

(b)    Allocations to the Series 2009-VFN Noteholders. The Servicer shall on the Date of Processing, allocate to the Series 2009-VFN Noteholders the following amounts as set forth below:

(i)    Allocations of Finance Charge Collections. The Servicer shall allocate to the Series 2009-VFN Noteholders an amount equal to the product of (A) the Allocation Percentage and (B) the aggregate Finance Charge Collections processed on such Date of Processing and shall deposit such amount into the Finance Charge Account, provided that, with respect to each Monthly Period falling in the Revolving Period (and with respect to that portion of each Monthly Period in the Controlled Amortization Period falling on or after the day on which Collections of Principal Receivables equal to the Controlled Amortization Amount have been allocated pursuant to clause 5.1(b)(ii)), so long as the Available Cash Collateral Amount is not less than the Required Cash Collateral Amount on such Date of Processing, Collections of Finance Charge Receivables shall be transferred into the Finance Charge Account only until such time as the aggregate amount so deposited equals the product of (x) 1.5 and (y) the sum (the “Target Amount”) of (A) the Monthly Interest for the related Distribution Date, (B) the Class A Non-Use Fee, if any, (C) the Class A Additional Amounts, if any, (D)  if Comenity Capital Bank is not the Servicer, the Noteholder Servicing Fee (and if Comenity Capital Bank is the Servicer, then amounts that otherwise would have been transferred into the Finance Charge Account pursuant to this clause (D) shall instead by returned to Comenity Capital Bank as payment of the Noteholder Servicing Fee), (E) any amount required to be deposited in the Cash Collateral Account on the related Transfer Date and (F) the sum of the Investor Default Amounts for the prior Monthly Period and any Investor Uncovered Dilution Amount for the prior Monthly Period; provided further, that, notwithstanding the preceding proviso, if on any Business Day the Servicer determines that the Target Amount for a Monthly Period exceeds the Target Amount for that Monthly Period as previously calculated by Servicer, then (x) Servicer shall (on the same Business Day) inform Transferor of such determination, and (y) within two Business Days of receiving such notice Transferor shall deposit into the Finance Charge Account funds in an amount equal to the amount of Collections of Finance Charge Receivables allocated to the Noteholders for that Monthly Period but not deposited into the Finance Charge Account due to the operation of the preceding proviso (but not in excess of the amount required so that the aggregate amount deposited for the subject

Monthly Period equals the Target Amount); and provided, further, if on any Transfer Date the Transferor Amount is less than zero after giving effect to all transfers and deposits on that Transfer Date, Transferor shall, on that Transfer Date, deposit into the Principal Account funds in an amount equal to the amounts of Available Finance Charge Collections that are required to be treated as Available Principal Collections pursuant to clause 5.4(a)(viii) and (ix) but are not available from funds in the Finance Charge Account as a result of the operation of second preceding proviso.

With respect to any Monthly Period when deposits of Collections of Finance Charge Receivables into the Finance Charge Account are limited to deposits up to 1.5 times the Target Amount in accordance with clause (i) above, notwithstanding such limitation and notwithstanding the provisions of subsection 8.4(a) of the Indenture: (1) Reallocated Principal Collections for the related Transfer Date shall be calculated as if the full amount of Finance Charge Collections allocated to the Noteholders during that Monthly Period had been deposited in the Finance Charge Account and applied on such Transfer Date in accordance with subsection 5.4(a); and (2) Collections of Finance Charge Receivables released to Transferor pursuant to such clause 5.1(b)(i) shall be deemed, for purposes of all calculations under this Indenture Supplement, to have been retained in the Finance Charge Account and applied to the items specified in subsection 5.4(a) to which such amounts would have been applied (and in the priority in which they would have been applied) had such amounts been available in the Finance Charge Account on such Transfer Date. To avoid doubt, the calculations referred to in the preceding clause (2) include the calculations required by clause (ii)(z) of the definition of Collateral Amount and by the definition of Portfolio Yield.

(ii)    Allocations of Principal Collections. The Servicer shall allocate to the Series 2009-VFN Noteholders the following amounts as set forth below:

(x)    Allocations During the Revolving Period.

(1)    During the Revolving Period an amount equal to the product of the Allocation Percentage and the aggregate amount of Principal Collections processed on such Date of Processing, shall be allocated to the Series 2009-VFN Noteholders and first, retained in the Principal Account to the extent necessary, to pay the Mandatory Limited Payment Amount on the related Distribution Date, second, if any other Principal Sharing Series is outstanding and in its accumulation period or amortization period, retained in the Principal Account for application, to the extent necessary, as Shared Principal Collections for other Principal Sharing Series on the related Distribution Date, third, retained in the Principal Account, to the extent necessary, to pay any Optional Amortization Amount on the related Optional Amortization Date, fourth, deposited in the Excess Funding Account to the extent necessary so that the Transferor Amount is not less than the Minimum Transferor Amount and fifth, paid to the holders of the Transferor Interest.

(2)    With respect to each Monthly Period falling in the Revolving Period, to the extent that Collections of Principal Receivables allocated to the Series 2009-VFN Noteholders pursuant to this clause 5.1(b)(ii) are paid to Transferor, Transferor shall make an amount equal to the Reallocated Principal Collections for the related Transfer Date available on that Transfer Date for application in accordance with Section 5.6.

(y)    Allocations During the Controlled Amortization Period. During the Controlled Amortization Period an amount equal to the product of the Allocation Percentage and the aggregate amount of Principal Collections processed on such Date of Processing (the product for any such date is hereinafter referred to as a “Percentage Allocation”) shall be allocated to the Series 2009-VFN Noteholders and transferred to the Principal Account until applied as provided herein; provided, however, that if the sum of such Percentage Allocation and all preceding Percentage Allocations with respect to the same Monthly Period exceeds the Controlled Payment Amount during the Controlled Amortization Period for the related Distribution Date, then such excess shall not be treated as a Percentage Allocation and shall be first, if any other Principal Sharing Series is outstanding and in its accumulation period or amortization period, retained in the Principal Account for application, to the extent necessary, as Shared Principal Collections to other Principal Sharing Series on the related Distribution Date, second, retained in the Principal Account to pay any Optional Amortization Amount on the related Optional Amortization Date, third, deposited in the Excess Funding Account to the extent necessary so that the Transferor Amount is not less than the Minimum Transferor Amount and fourth, paid to the holders of the Transferor Interest.

(z)    Allocations During the Early Amortization Period. During the Early Amortization Period, an amount equal to the product of the Allocation Percentage and the aggregate amount of Principal Collections processed on such Date of Processing shall be allocated to the 2009-VFN Noteholders and transferred to the Principal Account until applied as provided herein; provided, however, that after the date on which an amount of such Principal Collections equal to the Note Principal Balance has been deposited into the Principal Account such amount shall be first, if any other Principal Sharing Series is outstanding and in its accumulation period or amortization period, retained in the Principal Account for application, to the extent necessary, as Shared Principal Collections to other Principal Sharing Series on the related Distribution Date, second deposited in the Excess Funding Account to the extent necessary so that the Transferor Amount is not less than the Minimum Transferor Amount and third paid to the holders of the Transferor Interest.

(c)    During any period when Servicer is permitted by Section 8.4 of the Indenture to make a single monthly deposit to the Collection Account, amounts allocated to the Noteholders pursuant to subsections 5.1(a) and (b) with respect to any Monthly Period need not be deposited into the Collection Account or any Series Account prior to the related Transfer Date, and, when so deposited, (x) may be deposited net of any amounts required to be distributed to Transferor and, if Comenity Capital Bank is Servicer, to Servicer, and (y) shall be deposited into the Finance Charge Account (in the case of Collections of Finance Charge Receivables) and the Principal Account (in the case of Collections of Principal Receivables (not including any Shared Principal Collections allocated to Series 2009-VFN pursuant to Section 8.5 of the Indenture)).

(d)    On any date, Servicer may direct the Indenture Trustee to withdraw from the Collection Account or any Series Account any amounts inadvertently deposited in such account that should have not been so deposited.

(e)    Allocations of Interchange. Notwithstanding anything to the contrary in subsection 5.1(b) of this Indenture Supplement or in the Indenture, Interchange for each Monthly Period equal to the Investor Interchange Amount shall be allocated to the Series 2009-VFN Noteholders, and shall be deposited into the Finance Charge Account not later than 12:00 noon, New York City time, on the Transfer Date following the related Monthly Period.

(f)    Allocations of Merchant Discount Fees. Notwithstanding anything to the contrary in subsection 5.1(b) of this Indenture Supplement or in the Indenture, Merchant Discount Fees for each Monthly Period equal to the Investor Merchant Fee Amount shall be allocated to the Series 2009-VFN Noteholders, and shall be deposited into the Finance Charge Account not later than 12:00 noon, New York City time, on the Transfer Date following the related Monthly Period.

Section 5.2    Determination of Monthly Interest.

(a)    Pursuant to the Class A Note Purchase Agreement, certain Class A Ownership Tranches may from time to time be divided into one or more subdivisions (each, as further specified in the Class A Note Purchase Agreement, a “Class A Funding Tranche”) which will accrue interest on different bases. The amount of monthly interest (“Class A Monthly Interest”) distributable from the Distribution Account with respect to the Class A Notes on any Distribution Date shall be an amount equal to the aggregate amount of interest that accrued over that Distribution Period on each Class A Funding Tranche (plus the aggregate amount of interest that accrued over any prior Distribution Period on any Class A Funding Tranche and has not yet been paid, plus additional interest (to the extent permitted by law) on such overdue amounts at the weighted average interest rate applicable to the related Class A Ownership Tranche during that Distribution Period, and minus any overpayment of interest on the prior Distribution Date as a result of the estimation referred to below), all as determined by Servicer on the related Determination Date. For purposes of such determination, Servicer shall rely upon information provided by the various Class A Administrative Agents pursuant to the Class A Note Purchase Agreement including estimates of the interest to accrue on any Class A Funding Tranche through the related Distribution Date. The interest accrued on any Class A Ownership Tranche (or related Class A Funding Tranche) for any Distribution Period shall be determined using the applicable Class A Tranche Rate and shall equal the product of (x) the Weighted Average Class A Principal

Balance for that Class A Ownership Tranche (or Class A Funding Tranche), (y) the applicable Class A Tranche Rate and (z) the applicable Day Count Fraction.

(b)    If any distribution of principal is made with respect to any Class A Funding Tranche funded through the issuance of commercial paper notes or accruing interest based on the Benchmark (as defined in the Class A Note Purchase Agreement) other than on (i) the day on which the related funding source, to the extent subject to a contracted maturity date, matures or (ii) a Distribution Date, or if the Class A Principal Balance of any Class A Ownership Tranche is reduced by an Optional Amortization Amount in an amount greater than the amount (if any) specified in the Class A Note Purchase Agreement with respect to that Class A Ownership Tranche without the applicable number (as specified in the Class A Note Purchase Agreement) of Business Days’ prior notice to the affected Series 2009-VFN Noteholder, and in either case (i) the interest paid by the Class A Noteholder holding that Class A Funding Tranche to providers of funds to it to fund that Class A Funding Tranche exceeds (ii) returns earned by that Class A Noteholder through the related Distribution Date (or, if earlier, the maturity date for the related funding source) by redeployment of such funds in highly rated short-term money market instruments, then, upon written notice (which notice shall be signed by an officer of that Class A Noteholder with knowledge of and responsibility for such matters and shall set forth in reasonable detail the basis for requesting the amounts) from such Class A Noteholder to Servicer, such Class A Noteholder shall be entitled to receive additional amounts in the amount of such excess (each, a “Class A Breakage Payment”) on the Distribution Date on or after the date such distribution of principal is made with respect to that Class A Funding Tranche, so long as such written notice is received not later than noon, New York City time, on the Transfer Date related to such Distribution Date. For purposes of calculations under this paragraph, any payment received by a Class A Noteholder later than noon, New York City time, on any day shall be deemed to have been received on the next day.

Section 5.3    Determination of Class A Monthly Principal.

(a)    The amount of monthly principal (the “Class A Monthly Principal”) to be transferred from the Principal Account with respect to the Class A Notes (i) on each Transfer Date, beginning with the Transfer Date in the Monthly Period following the Monthly Period in which the Controlled Amortization Period begins (unless an Early Amortization Period shall have commenced prior to the end of the Monthly Period immediately preceding such Transfer Date), shall be equal to the least of (w) the Available Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (x) the Controlled Payment Amount for such Transfer Date, (y) the Collateral Amount (after taking into account any adjustments to be made on such Transfer Date and the related Distribution Date pursuant to Sections 5.5 and 5.6), and (z) the Class A Principal Balance, (ii) on each Transfer Date, beginning with the Transfer Date in the Monthly Period following the Monthly Period in which the Early Amortization Period begins, shall be equal to the least of (x) the Available Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (y) the Collateral Amount (after taking into account any adjustments to be made on such Transfer Date and the related Distribution Date pursuant to Sections 5.5 and 5.6), and (z) the Class A Principal Balance and (iii) on each Transfer Date, beginning with the Transfer Date in the Monthly Period following the Monthly

Period in which the Mandatory Limited Amortization Period begins and ending on the Transfer Date in the Monthly Period in which the Controlled Amortization Period begins (unless an Early Amortization Period shall have commenced prior to the end of the Monthly Period immediately preceding such Transfer Date), shall be equal to the least of (x) the Available Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (y) prior to the Non-Renewing Purchaser Scheduled Distribution Date, the Mandatory Limited Payment Amount for such Transfer Date, and (z) the Non-Renewing Purchaser Class A Principal Balance.

(b)    [Reserved.]

(c)    [Reserved.]

(d)    [Reserved.]

Section 5.4    Application of Available Finance Charge Collections and Available Principal Collections. On or before each Transfer Date, the Servicer shall instruct the Indenture Trustee in writing (which writing shall be substantially in the form of Exhibit B) to withdraw and the Indenture Trustee, acting in accordance with such instructions, shall withdraw on such Transfer Date or related Distribution Date, as applicable, to the extent of available funds, the amount required to be withdrawn from the Finance Charge Account, the Principal Account, the Principal Funding Account and the Distribution Account as follows:

(a)    On each Transfer Date, an amount equal to the Available Finance Charge Collections with respect to the related Distribution Date will be distributed or deposited in the following priority:

(i)    an amount equal to the unpaid Class A Monthly Interest for such Distribution Date shall be deposited by Servicer or the Indenture Trustee into the Distribution Account for distribution to the Class A Noteholders in accordance with Section 6.2;

(ii)    an amount equal to the unpaid Class A Non-Use Fee, if any, not paid by the Transferor pursuant to the Class A Note Purchase Agreement for the related Distribution Period, plus any Class A Non-Use Fee due but not paid to the Class A Noteholders on any prior Distribution Date and an amount equal to the Class A Additional Amounts, if any, for the related Distribution Period, plus any Class A Additional Amounts due but not paid to the Class A Noteholders on any prior Distribution Date shall be deposited by Servicer or the Indenture Trustee into the Distribution Account for distribution to the Class A Noteholders in accordance with Section 6.2; provided, that the amounts distributed pursuant to this clause 5.4(a)(ii) shall not exceed 0.50% of the Weighted Average Collateral Amount over the Distribution Period;

(iii)    an amount equal to the Noteholder Servicing Fee for such Transfer Date, plus the amount of any Noteholder Servicing Fee previously due but not distributed to the Servicer on a prior Transfer Date, shall be distributed to the Servicer;

(iv)    [Reserved];

(v)    [Reserved];

(vi)    [Reserved];

(vii)    [Reserved];

(viii)    an amount equal to the Aggregate Investor Default Amount and any Investor Uncovered Dilution Amount for such Distribution Date shall be treated as a portion of Available Principal Collections for such Distribution Date and, during the Controlled Amortization Period or the Early Amortization Period, deposited into the Principal Account on the related Transfer Date to the extent needed to pay Monthly Principal on the related Distribution Date;

(ix)    an amount equal to the sum of the aggregate amount of Investor Charge-Offs and the amount of Reallocated Principal Collections which have not been previously reimbursed pursuant to this clause (ix) shall be treated as a portion of Available Principal Collections for such Distribution Date and, during the Controlled Amortization Period or the Early Amortization Period, deposited into the Principal Account on the related Transfer Date to the extent needed to pay Monthly Principal on the related Distribution Date;

(x)    an amount equal to the excess, if any, of the Required Cash Collateral Amount, over the Available Cash Collateral Amount shall be deposited into the Cash Collateral Account;

(xi)    any amounts not distributed pursuant to clause 5.4(a)(ii) because of the proviso in such clause shall be withdrawn from the Finance Charge Account and deposited into the Distribution Account for distribution to the Class A Noteholders; and

(xii)    the balance, if any, will constitute a portion of Excess Finance Charge Collections for such Distribution Date.

(b)    During the Revolving Period, an amount equal to the Available Principal Collections for the related Monthly Period will be treated as Shared Principal Collections and applied in accordance with Section 8.5 of the Indenture; provided, however, during any Mandatory Limited Amortization Period and on the Non-Renewing Purchaser Scheduled Distribution Date, an amount equal to the Available Principal Collections for the related Monthly Period shall be distributed or deposited in the following order of priority:

(i)    an amount equal to the Class A Monthly Principal shall be deposited into the Distribution Account on such Transfer Date for payment to the Class A Noteholders in each Class A Ownership Group that is a Non-Renewing Ownership Group, on a pro rata basis, until the Non-Renewing Purchaser Class A Principal Balance has been reduced to zero; and

(ii)    the balance shall be treated as Shared Principal Collections and applied in accordance with Section 8.5 of the Indenture.

(c)    On each Transfer Date following any Monthly Period during the Controlled Amortization Period or the Early Amortization Period, an amount equal to the Available Principal Collections for the related Monthly Period shall be distributed or deposited in the following order of priority:

(i)    an amount equal to the Class A Monthly Principal for such Transfer Date shall be deposited into the Distribution Account on such Transfer Date and on each subsequent Transfer Date for payment to the Class A Noteholders on the related Distribution Date until the Class A Principal Balance has been paid in full; and

(ii)    the balance shall be treated as Shared Principal Collections and applied in accordance with Section 8.5 of the Indenture.

(d)    On each Distribution Date, the Indenture Trustee shall pay in accordance with Section 6.2 to the Class A Noteholders from the Distribution Account, the amount deposited into the Distribution Account pursuant to clauses 5.4(a)(i), (ii) and (xi) on the preceding Transfer Date.

(e)    As of any Distribution Date during the Controlled Amortization Period or Early Amortization Period, the Collateral Amount shall be reduced by the Surplus Collateral Amount.

Section 5.5    Investor Charge-Offs. On each Determination Date, the Servicer shall calculate the Aggregate Investor Default Amount and any Investor Uncovered Dilution Amount for the related Distribution Date. If, on any Distribution Date, the sum of the Aggregate Investor Default Amount and any Investor Uncovered Dilution Amount for such Distribution Date exceeds the sum of the amount of Available Finance Charge Collections and the amount withdrawn from the Cash Collateral Account allocated with respect thereto pursuant to 5.10(c) with respect to such Distribution Date, the Collateral Amount will be reduced (but not below zero) by the amount of such excess (such reduction, an “Investor Charge-Off”).

Section 5.6    Reallocated Principal Collections. On each Transfer Date, the Servicer shall apply, or shall instruct the Indenture Trustee in writing to apply, Investor Principal Collections with respect to that Transfer Date, to fund any deficiency pursuant to and in the priority set forth in clauses 5.4(a)(i) through (vi) after giving effect to any withdrawal from the Cash Collateral Account to cover such payments. On each Transfer Date, the Collateral Amount shall be reduced by the amount of Reallocated Principal Collections for such Transfer Date.

Section 5.7    Excess Finance Charge Collections. Series 2009-VFN shall be an Excess Allocation Series with respect to Group One only. Subject to Section 8.6 of the Indenture, Excess Finance Charge Collections with respect to the Excess Allocation Series in Group One for any Transfer Date will be allocated to Series 2009-VFN in an amount equal to the product of (x) the aggregate amount of Excess Finance Charge Collections with respect to all the Excess Allocation Series in Group One for such Distribution Date and (y) a fraction, the numerator of which is the Finance Charge Shortfall for Series 2009-VFN for such Distribution Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all the Excess Allocation Series in Group One for such Distribution Date. The “Finance Charge Shortfall” for Series 2009-VFN for any Distribution Date will be equal to the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to clauses 5.4(a)(i) through (xi) on such Distribution Date, over (b) the Available Finance Charge Collections with respect to such Distribution Date (excluding any portion thereof attributable to Excess Finance Charge Collections).

Section 5.8    Shared Principal Collections. Subject to Section 8.5 of the Indenture, Shared Principal Collections allocable to Series 2009-VFN on any Transfer Date shall equal the product of (i) the aggregate amount of Shared Principal Collections with respect to all Principal Sharing Series for such Transfer Date and (ii) a fraction, the numerator of which is the Principal Shortfall for Series 2009-VFN for such Transfer Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series which are Principal Sharing Series for such Transfer Date. The “Principal Shortfall” for Series 2009-VFN for any Transfer Date shall equal, the excess, if any, of (a) the sum, without duplication, of any Mandatory Limited Payment Amount, Optional Amortization Amounts and Class A Monthly Principal with respect to such Transfer Date, over (b) the amount of Available Principal Collections for such Transfer Date (excluding any portion thereof attributable to Shared Principal Collections).

Section 5.9    Certain Series Accounts.

(a)    The Indenture Trustee shall establish and maintain in the name of the Trust, on behalf of the Trust, for the benefit of the Noteholders, three Eligible Deposit Accounts (the “Finance Charge Account”, the “Principal Account” and the “Distribution Account”). Each such Eligible Deposit Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2009-VFN Noteholders. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Finance Charge Account, the Principal Account and the Distribution Account and in all proceeds thereof. The Finance Charge Account, the Principal Account and the Distribution Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2009-VFN Noteholders. If at any time the Finance Charge Account, the Principal Account or the Distribution Account ceases to be an Eligible Deposit Account, the Transferor shall notify the Indenture Trustee in writing, and the Indenture Trustee upon being notified (or the Servicer on its behalf) shall, within ten (10) Business Days (or such longer period as to which the Rating Agency Condition is satisfied), establish a new Finance Charge Account, a new Principal Account or a new Distribution Account, as applicable, meeting the conditions specified above, and shall transfer any cash or any investments to such new Finance Charge Account, new Principal Account or new Distribution Account. The Indenture Trustee, at the written direction of the Servicer, shall make withdrawals from the Finance Charge Account, the Principal Account and the Distribution Account from time to time, in the amounts and for the purposes set forth in this Indenture Supplement. Indenture Trustee at all times shall maintain accurate records reflecting each transaction in the Finance Charge Account, the Principal Account and the Distribution Account.

(b)    Funds on deposit in the Finance Charge Account, the Principal Account and the Distribution Account, from time to time shall be invested and reinvested at the direction of the Servicer by the Indenture Trustee in Eligible Investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. The Servicer shall give a written standing instruction for such investments, and amounts in such accounts will not be invested if the Servicer fails to give such instructions to the Indenture Trustee.

(c)    Section 6.14 of the Indenture shall apply to the Series Accounts.

Section 5.10    Cash Collateral Account.

(a)    The Indenture Trustee shall establish and maintain, in the name of the Trust, on behalf of the Trust, for the benefit of the Series 2009-VFN Noteholders, an Eligible Deposit Account (the “Cash Collateral Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2009-VFN Noteholders. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Cash Collateral Account and in all proceeds thereof. The Cash Collateral Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2009-VFN Noteholders. If at any time the Cash Collateral Account ceases to be an Eligible Deposit Account, the Transferor shall notify the Indenture Trustee, and the Indenture Trustee upon being notified (or the Servicer on its behalf) shall, within ten (10) Business Days, establish a new Cash Collateral Account meeting the conditions specified above, and shall transfer any cash or any investments to such new Cash Collateral Account.

(b)    Funds on deposit in the Cash Collateral Account shall be invested at the written direction of the Servicer by the Indenture Trustee in Eligible Investments. The Servicer shall give a written standing instruction for such investments, and amounts in such account will not be invested if the Servicer fails to give such instructions to the Indenture Trustee. Funds on deposit in the Cash Collateral Account on any Transfer Date, after giving effect to any withdrawals from the Cash Collateral Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date.

On each Transfer Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Transfer Date on funds on deposit in the Cash Collateral Account shall be retained in the Cash Collateral Account (to the extent that the Available Cash Collateral Account Amount is less than the Required Cash Collateral Account Amount) and the balance, if any, shall be deposited into the Finance Charge Account and included in Available Finance Charge Collections for such Transfer Date. For purposes of determining the availability of funds or the balance in the Cash Collateral Account for any reason under this Indenture Supplement, except as otherwise provided in the preceding sentence, interest and earnings on such funds shall be deemed not to be available or on deposit.

(c)    On each Determination Date, Servicer shall calculate the amount (the “Required Draw Amount”) by which the sum of the amounts required to be distributed pursuant to clauses 5.4(a)(i) through (viii) with respect to the related Transfer Date exceeds the amount of Available Finance Charge Collections with respect to the related Monthly Period. If the Required Draw Amount for any Transfer Date is greater than zero, Servicer shall give written notice to the Indenture Trustee of such positive Required Draw Amount on the related Determination Date. On the related Transfer Date, the Required Draw Amount, if any, up to the Available Cash Collateral Amount, the Servicer shall direct the Indenture Trustee in writing to withdraw from the Cash Collateral Account and distributed to fund any deficiency pursuant to clauses 5.4(a)(i) through (viii) (in the order of priority set forth in subsection 5.4(a)).

(d)    If, after giving effect to all deposits to and withdrawals from the Cash Collateral Account with respect to any Transfer Date, the amount on deposit in the Cash Collateral Account exceeds the Required Cash Collateral Amount, the Indenture Trustee acting in accordance with the instructions of the Servicer, shall withdraw an amount equal to such excess from the Cash Collateral Account and distribute such amounts remaining after application pursuant to subsection 5.10(c) to the Transferor.

Section 5.11    Investment Instructions. Any investment instructions required to be given to the Indenture Trustee pursuant to the terms hereof must be given in the form of a written standing instruction to the Indenture Trustee no later than 11:00 a.m., New York City time, on the date such investment is to be made. In the event the Indenture Trustee receives such investment instruction later than such time, the Indenture Trustee may, but shall have no obligation to, make such investment. In the event the Indenture Trustee is unable to make an investment required in an investment instruction received by the Indenture Trustee after 11:00 a.m., New York City time, on such day, such investment shall be made by the Indenture Trustee on the next succeeding Business Day. In no event shall the Indenture Trustee be liable for any investment not made pursuant to investment instructions received after 11:00 a.m., New York City time, on the day such investment is requested to be made. If investment instructions are not given with respect to funds in any Accounts, such funds shall remain uninvested until instructions are delivered to the Indenture Trustee in accordance with the terms hereof.

ARTICLE VI.

Delivery of Series 2009-VFN Notes; Distributions; Reports to Series 2009-VFN Noteholders

Section 6.1    Delivery and Payment for the Series 2009-VFN Notes. The Issuer shall execute and issue, and the Indenture Trustee shall authenticate, the Series 2009-VFN Notes in accordance with Section 2.3 of the Indenture. The Indenture Trustee shall deliver the Series 2009-VFN Notes to or upon the written order of the Trust when so authenticated.

Section 6.2    Distributions.

(a)    On each Distribution Date, the Indenture Trustee shall distribute to each Class A Noteholder of record on the related Record Date (other than as provided in Section 11.2 of the Indenture) such Class A Noteholder’s portion (determined in accordance with Article V) of the amounts on deposit in the Distribution Account that are allocated and available on such Distribution Date and as are payable to the Class A Noteholders pursuant to this Indenture Supplement.

(b)    On each Distribution Date, if a shortfall in the amount of Available Finance Charge Collections available for distribution in accordance with any payment priority in clauses 5.4(a)(i), (ii) and (xi) exists, the Available Finance Charge Collections for such payment priority shall be allocated (a) ratably to each Class A Ownership Group based on its respective Class A Ownership Group Percentage and (b) any Available Finance Charge Collections allocated pursuant to clause (a) to any Class A Ownership Group in excess of the amount owed to such Class A Ownership Group for the related payment priority shall be reallocated to each Class A Ownership Group that has a remaining shortfall in the Available Finance Charge Collections allocated to it pursuant to clause (a) in order to cover the amount owed to such Class A Ownership Group for the related payment priority, which reallocation shall be made ratably in accordance with the portion of the Note Principal Balances of all remaining Class A Ownership Groups represented by the Note Principal Balance of each such remaining Class A Ownership Group.

(c)    The distributions to be made pursuant to this Section 6.2 are subject to the provisions of Sections 2.6, 6.1 and 7.1 of the Transfer and Servicing Agreement, Section 11.2 of the Indenture and Section 7.1 of this Indenture Supplement.

(d)    All payments set forth herein shall be made by wire transfer of immediately available funds, provided that the Paying Agent, not less than five Business Days prior to the Record Date relating to the first distribution to such Series 2009-VFN Noteholder, has been furnished with appropriate wiring instructions in writing.

Section 6.3    Reports, Statements and Opinions to Series 2009-VFN Noteholders.

(a)    On each Distribution Date, the Indenture Trustee shall make available to each Series 2009-VFN Noteholder via its website https://pivot.usbank.com a statement substantially in the form of Exhibit C prepared by the Servicer.

(b)    Not later than the second Business Day preceding each Distribution Date, the Servicer shall deliver to the Owner Trustee and the Indenture Trustee (i) a statement substantially in the form of Exhibit B prepared by the Servicer and (ii)  a certificate of an Authorized Officer substantially in the form of Exhibit D; provided that the Servicer may amend the form of Exhibit B from time to time, with the prior written consent of the Indenture Trustee.

(c)    A copy of each statement or certificate provided pursuant to paragraph (a) or (b) may be obtained by any Series 2009-VFN Noteholder by a request in writing to the Servicer.

(d)    On or before January 31 of each calendar year, the Indenture Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2009-VFN Noteholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 2009-VFN Noteholders, as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2009-VFN Noteholder, together with other information as is required to be provided by an issuer of indebtedness under the Code.

(e)    On or before March 31 in each calendar year, the Issuer shall furnish to the Indenture Trustee and each Class A Administrative Agent an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken to perfect the lien and security interest of the Indenture, including with respect to the recording, filing, re-recording and refiling of the Indenture, any indentures supplemental thereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is so necessary and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of the Indenture, any indentures supplemental thereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Indenture until March 31 in the following calendar year.

ARTICLE VII.

Series 2009-VFN Early Amortization Events

Section 7.1    Series 2009-VFN Early Amortization Events. If any one of the following events shall occur with respect to the Series 2009-VFN Notes:

(a)    failure on the part of Transferor or the Issuer (i) to make any payment or deposit required to be made by it by the terms of the Transfer and Servicing Agreement, the Class A Note Purchase Agreement, the Indenture or this Indenture Supplement on or before the date occurring five (5) Business Days after the date such payment or deposit is required to be made therein or herein or (ii) duly to observe or perform in any material respect any other of its covenants or agreements set forth in the Transfer and Servicing Agreement, the Class A Note Purchase Agreement, the Indenture or this Indenture Supplement, which failure has a material adverse effect on the Series 2009-VFN Noteholders and which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Indenture Trustee, or to the Transferor and the Indenture Trustee by any Holder of the Series 2009-VFN Notes;

(b)    any representation or warranty made by Transferor or the Issuer, in the Transfer and Servicing Agreement, the Class A Note Purchase Agreement, the Indenture or the Indenture Supplement or any information contained in a computer file or microfiche list required to be delivered by it pursuant to Section 2.1 or subsection 2.6(c) of the Transfer and Servicing Agreement shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Indenture Trustee, or to the Transferor and the Indenture Trustee by any Holder of the Series 2009-VFN Notes and as a result of which the interests of the Series 2009-VFN Noteholders are materially and adversely affected for such period; provided, however, that a Series 2009-VFN Early Amortization Event pursuant to this subsection 7.1(b) shall not be deemed to have occurred hereunder if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Transfer and Servicing Agreement;

(c)    as of any date of determination, the Quarterly Excess Spread Percentage is less than 2%;

(d)    a failure by Transferor to convey Receivables in Additional Accounts or Participations to the Receivables Trust within five (5) Business Days after the day on which it is required to convey such Receivables pursuant to subsection 2.6(b) of the Transfer and Servicing Agreement, provided that such failure shall not give rise to an Early Amortization Event if, prior to the date on which such conveyance was required to be completed, Transferor causes a reduction in the principal balance of any Variable Interest to occur, so that, after giving effect to that reduction (i) the Transferor Amount is not less than the Minimum Transferor Amount and (ii) the sum of the aggregate amount of Principal Receivables plus amounts on deposit in the Excess Funding Account is not less than the Required Principal Balance;

(e)    any Servicer Default shall occur which would have a material adverse effect on the Series 2009-VFN Holders (which determination shall be made without reference to whether any funds are available under the Cash Collateral Account);

(f)    the Class A Principal Balance shall not be paid in full on the Class A Scheduled Final Payment Date or the Non-Renewing Purchaser Class A Principal Balance shall not be paid in full on the Non-Renewing Purchaser Scheduled Distribution Date;

(g)    [Reserved];

(h)    at any time that the Required Cash Collateral Amount has been greater than zero for three or more consecutive Monthly Periods immediately following the Monthly Period in which a Required Cash Collateral Amount Trigger Date occurs, the Available Cash Collateral Amount shall be less than the Required Cash Collateral Amount;

(i)    as of any date of determination, the Quarterly Payment Rate Percentage shall be less than 8.0%;

(j)    a Change in Control has occurred;

(k)    as on any Determination Date, the percentage equivalent of a fraction (A) the numerator of which is the sum of (1) the aggregate Principal Receivables outstanding that have remained unpaid more than 60 days after their contractual due date as of the end of the related Monthly Period, plus (2) the aggregate of the Default Amounts for all Accounts that became Defaulted Accounts during the related Monthly Period and (B) the denominator of which is the total Principal Receivables as of the end of the related Monthly Period is greater than 8.0%;

(l)    the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974, with regard to any of the assets of Comenity Capital Bank, which lien shall secure a liability in excess of $10,000,000 and shall not have been released within 40 days; or

(m)    a default shall have occurred and be continuing under any instrument or agreement evidencing or securing indebtedness for borrowed money of Comenity Capital Bank in excess of $10,000,000 which default (i) is a default in payment of any principal or interest on such indebtedness when due or within any applicable grace period or (ii) shall have resulted in acceleration of the maturity of such indebtedness; or

(n)    without limiting the foregoing, the occurrence of an Event of Default with respect to Series 2009-VFN and acceleration of the maturity of the Series 2009-VFN Notes pursuant to Section 5.3 of the Indenture;

then, in the case of any event described in subsections 7.1(a), (b), (e), (k), (l) or (m) of this Indenture Supplement, after the applicable grace period set forth in such subsections, two or more Holders of Outstanding Series 2009-VFN Notes evidencing undivided interests aggregating more than 50% of the Class A Purchase Limit of this Series 2009-VFN by notice then given in writing to Transferor and Servicer (and to the Indenture Trustee if given by the Holders) may, and the Indenture Trustee at the direction of such Holders shall, declare that an early amortization event (a “Series 2009-VFN Early Amortization Event”) has occurred as of the date of such notice, and in the case of any event described in subsections 7.1(c), (d), (f), (h), (i), (j) or (n) of this Indenture Supplement, a Series 2009-VFN Early Amortization Event shall occur without any notice or other action on the part of Indenture Trustee or the Series 2009-VFN Noteholders immediately upon the occurrence of such event.

In addition to the other consequences of a Series 2009-VFN Early Amortization Event specified herein or a Trust Early Amortization Event, from and after the occurrence of any Series 2009-VFN Early Amortization Event or a Trust Early Amortization Event (until the same shall have been waived by all of the Series 2009-VFN Noteholders), with respect to any Account included in the Approved Portfolios, Transferor shall no longer permit or require Merchant

Adjustment Payments or In-Store Payments to be netted against amounts owed to Transferor by the applicable Merchant but shall instead exercise its rights to require each Merchant to transfer to Servicer, not later than the third Business Day following receipt by such Merchant of any In-Store Payments or the occurrence of any event giving rise to Merchant Adjustment Payments, an amount equal to the sum of such In-Store Payments and Merchant Adjustment Payments. In addition, if any bankruptcy or other insolvency proceeding has been commenced against a Merchant, Servicer shall require that Merchant to (i) stop accepting In-Store Payments and (ii) inform Obligors who wish to make In-Store Payments that payment should instead be sent to Servicer, provided that Servicer shall not be required to take such action if (x) Servicer or Trustee has been provided a letter of credit, surety bond or other similar instrument covering collection risk with respect to In-Store Payments and (y) each of the Series 2009-VFN Noteholders consents to such arrangement.

ARTICLE VIII.

Redemption of Series 2009-VFN Notes; Series Termination

Section 8.1    Optional Redemption of Series 2009-VFN Notes; Final Distributions.

(a)    On any Business Day occurring on or after the date on which the outstanding principal balance of the Series 2009-VFN Notes is reduced to 10% or less of the greatest ever Note Principal Balance, the Servicer shall have the option to redeem the Series 2009-VFN Notes, at a purchase price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day.

(b)    Servicer shall give the Indenture Trustee at least thirty (30) days prior written notice of the date on which Servicer intends to exercise such optional redemption. Not later than 12:00 noon, New York City time, on such day Servicer shall deposit into the Collection Account in immediately available funds the excess of (i) the Reassignment Amount over (ii) the amount, if any, on deposit in the Principal Account. Such redemption option is subject to payment in full of the Reassignment Amount. Following such deposit into the Collection Account in accordance with the foregoing, the Collateral Amount for Series 2009-VFN shall be reduced to zero, and the Series 2009-VFN Noteholders shall have no further security interest in the Receivables. The Reassignment Amount shall be distributed as set forth in subsection 8.1(d).

(c)    (i) The amount to be paid by the Transferor with respect to Series 2009-VFN in connection with a reassignment of Receivables to the Transferor pursuant to subsection 2.4(e) of the Transfer and Servicing Agreement shall equal the Reassignment Amount for the first Distribution Date following the Monthly Period in which the reassignment obligation arises under the Transfer and Servicing Agreement.

(ii)    The amount to be paid by the Transferor with respect to Series 2009-VFN in connection with a repurchase of the Notes pursuant to Section 7.1 of the Transfer and

Servicing Agreement shall equal the Reassignment Amount for the Distribution Date of such repurchase.

(d)    With respect to (a) the Reassignment Amount deposited into the Distribution Account pursuant to Section 8.1 or (b) the proceeds of any sale of Receivables pursuant to clause 5.5(a)(iii) of the Indenture with respect to Series 2009-VFN, the Indenture Trustee shall, in accordance with the written direction of the Servicer, not later than 12:00 noon, New York City time, on the related Distribution Date, make distributions of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (i) (x) the Class A Principal Balance on such Distribution Date will be distributed to the Class A Noteholders and (y) an amount equal to the sum of (A) Class A Monthly Interest for such Distribution Date, (B) any Class A Monthly Interest previously due but not distributed to the Class A Noteholders on any prior Distribution Date, will be distributed to the Class A Noteholders, (C) Class A Non-Use Fees, if any, due and payable to the Class A Noteholders on such Distribution Date or any prior Distribution Date and (D) Class A Additional Amounts, if any, due and payable on such Distribution Date or any prior Distribution Date will be distributed to the Class A Noteholders, and (ii) any excess shall be released to the Issuer.

Section 8.2    Series Termination. The right of the Series 2009-VFN Noteholders to receive payments from the Trust will terminate on the first Business Day following the Series Termination Date.

ARTICLE IX.

Miscellaneous Provisions

Section 9.1    Ratification of Indenture; Amendments. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument. This Indenture Supplement may be amended only by a Supplemental Indenture entered in accordance with the terms of Section 10.1 or 10.2 of the Indenture. For purposes of the application of Section 10.2 of the Indenture to any amendment of this Indenture Supplement, the Series 2009-VFN Noteholders shall be the only Noteholders whose vote shall be required.

Section 9.2    Counterparts. This Indenture Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. Counterparts may be delivered electronically. Each party agrees that this Indenture Supplement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Indenture Supplement or such other documents are the same as handwritten signatures for purposes of validity, enforceability, and admissibility.

Section 9.3    Notices. Any required notice shall be made to the addresses specified in the Class A Note Purchase Agreement with respect to the Series 2009-VFN Noteholders.

Section 9.4    Form of Delivery of the Series 2009-VFN Notes. The Class A Notes shall be Definitive Notes and initially shall be registered in the Note Register in the name of the initial purchasers of such Notes identified in the Class A Note Purchase Agreement.

Section 9.5    GOVERNING LAW; Waiver of Jury Trial. (a) THIS INDENTURE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)    Each of the parties hereto hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives all right of trial by jury in any action, proceeding, or counterclaim based on, or arising out of, under or in connection with this Indenture Supplement, any other Transaction Document, or any matter arising hereunder or thereunder.

Section 9.6    Limitation of Liability. It is expressly understood and agreed by the parties to the Agreement that (a) this Agreement has been executed and delivered by BNY Mellon Trust of Delaware, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by BNY Mellon Trust of Delaware, but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) BNY Mellon Trust of Delaware has made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust in this Agreement, and (e) in no event shall BNY Mellon Trust of Delaware in its individual capacity have any liability for the payment of any indebtedness or expenses of the Trust or be liable in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Agreement and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

Section 9.7    Rights of the Indenture Trustee. The Indenture Trustee shall have herein the same rights, protections, indemnities and immunities as specified in the Indenture.

Section 9.8    Additional Provisions. Notwithstanding anything to the contrary in any Transaction Document, until the Series Termination Date:

(a)    the Indenture Trustee shall not agree to any extension of the 60 day periods referred to in Section 2.4 or 3.3 of the Transfer and Servicing Agreement;

(b)    if the percentage equivalent of a fraction (A) the numerator of which is the total Principal Receivables relating to any one Merchant as of the end of any related Monthly Period and (B) the denominator of which is the aggregate total Principal Receivables as of the end of such related Monthly Period exceeds 25%, the Transferor shall suspend the addition of the Automatic Additional Accounts relating to such Merchant program until such time as such percentage is less than or equal to 25%; provided, however, that the co-branded portfolio for Ulta Salon, Cosmetics & Fragrance, Inc. and any related Merchant shall not be subject to the foregoing limitation;

(c)    without the consent of each Class A Noteholder (which consent shall not be unreasonably withheld or delayed), Transferor shall not (i) engage in any transaction described in Section 4.2 of the Transfer and Servicing Agreement, (ii) designate additional or substitute Transferors or Credit Card Originators as permitted by Section 2.9 or 2.10 of the Transfer and Servicing Agreement or (iii) increase the percentage of Principal Receivables referred to in the proviso to clause (f) of the definition of “Eligible Account”.

(d)    To the extent that the sum of (i) the Seller’s Interest and (ii) amounts on deposit in the Excess Funding Account (excluding any investment earnings on deposit therein) is less than the Required Seller’s Interest as of the last day of any Monthly Period (each, an “RR Measurement Date”), the Transferor shall cause the Seller’s Interest to be increased to an amount such that the sum of (i) the Seller’s Interest and (ii) amounts on deposit in the Excess Funding Account (excluding any investment earnings on deposit therein) will be equal to or greater than the Required Seller’s Interest on or before the following RR Measurement Date; provided, that this subsection 9.8(d) shall not be applicable if Regulation RR shall no longer be in effect; and provided, further, that failure to satisfy the foregoing covenant shall not constitute a breach of the Agreement if at the time of such failure, the transaction contemplated by the Transaction Documents shall otherwise be in compliance with the requirements of Regulation RR.

(e)    For the avoidance of doubt, in no event shall the Indenture Trustee or the Owner Trustee have any responsibility to monitor or enforce compliance with, or be charged with knowledge of Regulation RR or any rules or regulations promulgated in connection therewith, nor shall either be liable to any investor, Noteholder, Note Owner or any other party whatsoever for any violation of Regulation RR or any rules or regulations promulgated in connection therewith or any similar provisions in effect or the breach of any related term of the Agreement, any other Transaction Document, or any other document made or delivered pursuant hereto or thereto.

(f)    The Servicer will include the amount of the Seller’s Interest as of the most recent RR Measurement Date on each statement delivered pursuant to subsection 3.4(b) of the Transfer and Servicing Agreement.

(g)    Notwithstanding anything to the contrary set forth in this Indenture Supplement or in any other Transaction Document, if the Indenture Trustee is acting as successor Servicer pursuant to Section 5.5 of the Transfer and Servicing Agreement, it shall have no duty as successor Servicer or as Indenture Trustee to (i) monitor or determine whether a substitute index should or could be selected with respect to any Receivable, (ii) determine any substitute index with respect to any Receivable, or (iii) exercise any right related to the foregoing on behalf of the Trust, the Noteholders or any other Person.

Section 9.9    No Petition. The Issuer and the Indenture Trustee, by entering into this Indenture Supplement, and each Series 2009-VFN Noteholder, by accepting a Series 2009-VFN Note, hereby covenant and agree that they will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Series 2009-VFN Noteholders, the Indenture or this Indenture Supplement; provided, however, that nothing herein shall prohibit the Indenture Trustee from filing proofs of claim or otherwise participating in such proceedings instituted by any other person. The provisions of this Section 9.9 shall survive the termination of this Indenture Supplement.

Section 9.10    Benchmark Determinations. Neither the Owner Trustee nor the Indenture Trustee shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of any Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date (each as defined in the Class A Note Purchase Agreement), (ii) to select, determine or designate any Benchmark Replacement (as defined in the Class A Note Purchase Agreement), or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment (as defined in the Class A Note Purchase Agreement) or other modifier to any replacement or successor index, or (iv) to determine whether or what conforming changes are necessary or advisable, if any, in connection with any of the foregoing. Each of the Owner Trustee and the Indenture Trustee shall not have any liability for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture Supplement or any other Transaction Document as a result of the unavailability of any Benchmark and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture Supplement or any other Transaction Document and reasonably required for the performance of such duties.

Section 9.11    Termination of Subordinated Note Purchase Agreements. Comenity Capital Bank and the Transferor, being all of the parties to the Class M Note Purchase Agreement, the Class B Note Purchase Agreement and the Class C Note Purchase Agreement, hereby agree that each such agreement is hereby terminated and shall no longer be of effect, and that all obligations under such agreements shall be deemed to have been satisfied other than those obligations (if any) that survive the termination of such agreements.

Section 9.12    Effectiveness. This Indenture Supplement shall become effective as of the later of (the “Sixth Amendment and Restatement Effective Date”) (i) February 1, 2025 and (ii) the date on which counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns. For the avoidance of doubt, prior to the Sixth Amendment and Restatement Effective Date, the Existing Indenture Supplement shall remain in effect without any modifications.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

WORLD FINANCIAL CAPITAL MASTER NOTE
TRUST, as Issuer

By: BNY Mellon Trust of Delaware, not in its
individual capacity, but solely as Owner Trustee

By: /s/ Dawn Plows
Name: Dawn Plows
Title: Associate

U.S. BANK NATIONAL ASSOCIATION, as
Indenture Trustee

By: /s/ Mark Esposito
Name: Mark Esposito
Title: Vice President

Acknowledged and Accepted:

COMENITY CAPITAL BANK,
  as Servicer

By: /s/ Tom McGuire
Name: Tom McGuire
Title: Chief Financial Officer

WORLD FINANCIAL CAPITAL CREDIT COMPANY, LLC
  as Transferor

By: /s/ Wai Chung
Name: Wai Chung
Title: Treasurer

S-1

EXHIBIT A

FORM OF CLASS A SERIES 2009-VFN FLOATING RATE ASSET BACKED NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), IN RELIANCE UPON EXEMPTIONS PROVIDED BY THE SECURITIES ACT. NO RESALE OR OTHER TRANSFER OF THIS NOTE MAY BE MADE EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS UNDER STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN A NOTE PURCHASE AGREEMENT RELATING HERETO AND THE INDENTURE AND THE INDENTURE SUPPLEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE TRANSFEROR OR THE ISSUER, OR SOLICIT OR JOIN OR COOPERATE WITH OR ENCOURAGE OR ENCOURAGE ANY INSTITUTION IN INSTITUTING AGAINST THE TRANSFEROR OR THE ISSUER, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATION RELATING TO THE NOTES, THE INDENTURE OR ANY OF THE TRANSACTION DOCUMENTS.

EXCEPT IN THE CASE OF A CLASS A NOTE OWNED BY THE TRANSFEROR OR THE SERVICER OR BY A PERSON DISREGARDED FOR FEDERAL INCOME FOR PURPOSES AS A PERSON, SEPARATE FROM THE SERVICER OR THE TRANSFEROR, THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS A NOTES AS INDEBTEDNESS OF THE ISSUER FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

THE HOLDER OF THIS NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE NOTE WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY, OR A GOVERNMENTAL PLAN, NON-U.S.
Exhibit A (Page 1)

PLAN OR CHURCH PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (EACH SUCH ENTITY A “BENEFIT PLAN”); OR (II) THE ACQUISITION AND HOLDING OF THE CLASS A NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, NON-U.S. PLAN OR CHURCH PLAN, ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW).

Exhibit A (Page 2)

REGISTERED    Class A Maximum Principal Balance: $[__________]
No. R-[__]

WORLD FINANCIAL CAPITAL
MASTER NOTE TRUST SERIES 2009-VFN

CLASS A SERIES 2009-VFN FLOATING RATE ASSET BACKED NOTE

World Financial Capital Master Note Trust (herein referred to as the “Issuer” or the “Trust”), a Delaware statutory trust governed by an Amended and Restated Trust Agreement dated as of September 29, 2008, for value received, hereby promises to pay to [__________], or registered assigns, subject to the following provisions, the principal sum of $[__________], or such greater or lesser amount as determined in accordance with the Indenture, in the manner set forth in the Indenture. The Issuer will pay interest on the unpaid principal amount of this Note on each Distribution Date until the principal amount of this Note is paid in full. Interest on this Note will accrue for each Distribution Date from and including the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date. Interest will be computed as described in the Indenture Supplement referred to on the reverse hereof. Principal of this Note shall be paid in the manner specified in the Indenture Supplement referred to on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

Exhibit A (Page 3)

IN WITNESS WHEREOF, the Issuer has caused this Class A Note to be duly executed.

WORLD FINANCIAL CAPITAL MASTER NOTE
TRUST, as Issuer

By: BNY Mellon Trust of Delaware, not in its
individual capacity but solely as Owner Trustee
under the Trust Agreement

By: _______________________________
Name:
Title:

Dated:

Exhibit A (Page 4)

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class A Notes described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as
Indenture Trustee

By: ___________________________________
                     Authorized Signatory

Dated:

Exhibit A (Page 5)

WORLD FINANCIAL CAPITAL
MASTER NOTE TRUST SERIES 2009-VFN

CLASS A SERIES 2009-VFN FLOATING RATE ASSET BACKED NOTE

Summary of Terms and Conditions

This Class A Note is one of a duly authorized issue of Notes of the Issuer, designated as World Financial Capital Master Note Trust, Series 2009-VFN (the “Series 2009-VFN Notes”), issued under a Master Indenture dated as of September 29, 2008 (as may be amended from time to time, the “Master Indenture”), between the Issuer and U.S. Bank National Association, as successor to Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by the Sixth Amended and Restated Series 2009-VFN Indenture Supplement dated as of December 12, 2024 (as may be amended from time to time, the “Indenture Supplement”), and representing the right to receive certain payments from the Issuer. The term “Indenture,” unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

The Class A Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of the Issuer allocated to the payment of this Note for payment hereunder and that neither the Owner Trustee nor the Indenture Trustee is liable to the Noteholders for any amount payable under the Notes or the Indenture or, except in the case of the Indenture Trustee as expressly provided in the Indenture, subject to any liability under the Indenture.

This Note does not purport to summarize the Indenture, and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

THIS CLASS A NOTE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, COMENITY CAPITAL BANK, WORLD FINANCIAL CAPITAL CREDIT COMPANY, LLC, OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

The Issuer, the Transferor, the Indenture Trustee and any agent of the Issuer, the Transferor or the Indenture Trustee shall treat the person in whose name this Class A Note is registered as the owner hereof for all purposes, and neither the Issuer, the Transferor, the Indenture Trustee nor any agent of the Issuer, the Transferor or the Indenture Trustee shall be affected by notice to the contrary.

THIS CLASS A NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF
Exhibit A (Page 6)

NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Exhibit A (Page 7)

ASSIGNMENT

Social Security or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                   (name and address of assignee) the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints                              attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _________________________________**
Signature Guaranteed:

_____________________________________
** The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.
Exhibit A (Page 8)

EXHIBIT B

FORM OF MONTHLY PAYMENT INSTRUCTIONS AND
NOTIFICATION TO INDENTURE TRUSTEE

SUMMARY WIRE TRANSFER INSTRUCTIONS TO TRUSTEE- 2009 VFN

THE TRUSTEE SHOULD COMPLETE THE FOLLOWING TRANSACTIONS ON THE TRANSFER DATE:

Withdraw from Cash Collateral Account [ ] and deposit into Finance Account [ ]:

Withdraw from Excess Funding Account [ ] and deposit into Finance Account [ ]:

Withdraw from the Finance Charge Account [ ]:

and deposit in the Distribution Account the total amount of:

Transfer to the Servicer

THE TRUSTEE SHOULD COMPLETE THE FOLLOWING TRANSACTIONS ON THE DISTRIBUTION DATE:

Withdraw the balance from the Distribution Account
and distribute amounts to the Noteholders as applicable:
(Invoice)	BNP – Class A Noteholder
(Invoice)	Mizuho – Class A Noteholder
(Invoice)	Scotia – Class A Noteholder
(Invoice)	RBC (Thunder Bay Funding, LLC) – Class A Noteholder
(Invoice)	Fifth Third – Class A Noteholder
(Invoice)	Bank of America – Class A Noteholder
(Invoice)	Wells Fargo – Class A Noteholder

Exhibit B (Page 1)

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this _____ day of ________________, 20___.

COMENITY CAPITAL BANK, as Servicer

By: _________________________________
Name:
Title:

Exhibit B (Page 2)

EXHIBIT C

FORM OF MONTHLY NOTEHOLDERS’ STATEMENT

COMENITY CAPITAL BANK

WORLD FINANCIAL CAPITAL MASTER NOTE TRUST
SERIES 2009-VFN NOTEHOLDER’S STATEMENT

MONTHLY PERIOD ENDING [ ], [ ]

Days in Monthly Period [ ] Interest Days: [ ]
I. TOTAL RECEIVABLES

A. Beginning of the Month Principal Receivables (equal to preceding Monthly Period's End of Month):
B. Collection of Principal Receivables processed during the Monthly Period:
C. Collection of Finance Charge Receivables* processed on the Monthly Period:
D. Total Collections processed during the Monthly Period [B + C]:
E. Defaulted Receivables processed during the Monthly Period (principal charge-offs):
F. Dilution (Principal net of Debit Adjustments):
G. Sales (principal receivables generated):
H. Finance Charges Accrued:
I. Net (Removal)/Addition of Principal Receivables:
J. Total Principal Receivables in the Trust at the end of the Monthly Period [A - B - E - F + G + I]:
K. Recoveries of previously Charged-off Receivables:

*(Finance Charge Receivables include Discount Option Receivables)

II. PORTFOLIO STATISTICS

A. Portfolio Aging
1. Current (CA0)
2. 1 - 30 Days Delinquent (CA1)
3. 31 - 60 Days Delinquent (CA2)
4. 61 - 90 Days Delinquent (CA3)
5. 91 - 120 Days Delinquent (CA4)
6. 121 - 150 Days Delinquent (CA5)
7. 151 + Days Delinquent (CA6)
8. Principal Receivables (equal to J in Section I)

B. Other Portfolio Information
1. Shared Principal Collections
2. Aggregate Receivables greater than 60 days past due [CA3 and greater]
Exhibit C (Page 1)

3. Annualized Gross Charge-off Rate [(I.E / I.J) * 12]
4. Annualized Net Charge-off Rate [((I.E-I.K) / I.J) * 12]
5. Foreign Receivables Principal Balance
6. Maximum Foreign Receivables (2% of Principal A/R)
7. Deferred Receivables Principal Balance

III. CUMULATIVE ALLOCATIONS (SUMMATION OF RELATED ITEMS FROM DAILY REPORTS RELATING TO DATES OF PROCESSING IN THE SUBJECT MONTHLY PERIOD)

A. Finance Charge Collections Including Recoveries
1. To Series 2009-VFN
2. To Comenity Capital Bank

B. Allocation of Default Amounts
1. To Series 2009-VFN
2. To Comenity Capital Bank

C. Allocation of Principal Receivable Collections
1. To Series 2009-VFN
2. To Comenity Capital Bank

IV. TRUST ACCOUNT BALANCES- 2009 VFN

A. Master Trust Accounts
1. Collection Account
2. Excess Funding Account

B. Series 2009 – VFN Account Balances
1. Principal Account
2. Finance Charge Account
3. Distribution Account
4. Cash Collateral Account

C. Investment Earnings from Series Accounts

V. SERIES 2009—VFN NOTE PRINCIPAL BALANCES

A. Class A Principal Amount
B. Required Excess Collateral Amount
C. Total Collateral Balance at the end of the Monthly Period
D. Weighted Average Collateral Amount for the Monthly Period

VI. SERVICING FEE- 2009 VFN

A. Servicing Fee Rate
B. Monthly Servicing Fee VFN; Class A Notes

Exhibit C (Page 2)

VII. OTHER CALCULATIONS- 2009 VFN

A. Class A Monthly Interest (as of Transfer Date)
B. Class A Non-Use Fee

C. Charge-Offs
D. Class A Additional Amounts
E. Class A Monthly Principal
F. Class A Required Amount
G. Interim Interest Payments from Series Finance Charge Collections
H. Required Cash Collateral Amount

VIII. APPLICATIONS OF FUNDS- 2009-VFN

A. Application of Finance Charge Collections

1. Available Finance Charge Collections
2. Class A Monthly Interest
3. Class A Non-Use Fee
4. Class A Additional Amounts
5. Noteholder Servicing Fee
6. Aggregate Investor Default Amount and Investor Uncovered Dilution Amount
7. Investor Charge-offs and Unreimbursed Reallocated Principal Collections
8. Amount Required to be Deposited in Cash Collateral
9. Other Payments Required to be made
10. Amount to be treated as Excess Finance Charge Collections

B. Any Application of Available Principal Collections per 5.4(b) or (c) of Supplement

C. Any Application of Reallocated Principal Collections per 5.6 of Supplement

IX. PORTFOLIO PERFORMANCE- 2009 VFN

A. Portfolio Yield
B. Base Rate

X. CALCULATION OF EARLY AMORTIZATION EVENTS

1. 3-Month Average Excess Spread Percentage	(min=2.0%)
a. Excess Spread Percentage
b. Last Two Month’s Percentage
b. Last Two Month’s Prior Percentage
2. Cash Collateral Amount
a. Available Cash Collateral Amount
b. Required Cash Collateral Amount
3. Delinquency Ratio [(II.B.2 + I.E) / I.J]	(max=8.0%)
Exhibit C (Page 3)

4. Payment Rate [I.D / I.A]	(min=8.0%)

XI. MERCHANT CONCENTRATION

1. Principal Receivables of any one Merchant not affiliated with Ulta (co-brand)	(max=25.0%)

XII. SUMMARY WIRE TRANSFER INSTRUCTIONS TO TRUSTEE- 2009 VFN

THE TRUSTEE SHOULD COMPLETE THE FOLLOWING TRANSACTIONS ON THE TRANSFER DATE:

Withdraw from Cash Collateral Account [ ] and deposit into Finance Account [ ]:

Withdraw from Excess Funding Account [ ] and deposit into Finance Account [ ]:

Withdraw from the Finance Charge Account [ ]:

and deposit in the Distribution Account the total amount of:

Transfer to the Servicer (distribution date)

Exhibit C (Page 4)

THE TRUSTEE SHOULD COMPLETE THE FOLLOWING TRANSACTIONS ON THE DISTRIBUTION DATE:

Withdraw the balance from the Distribution Account
and distribute amounts to the Noteholders as applicable
(Invoice) RBC (Thunder Bay Funding, LLC) - Class A Noteholder
(Invoice) Fifth Third - Class A Noteholder
(Invoice) Mizuho - Class A Noteholder
(Invoice) Scotia - Class A Noteholder
(Invoice) BNP - Class A Noteholder
(Invoice) Bank of America - Class A Noteholder
(Invoice) Wells Fargo - Class A Noteholder

Exhibit C (Page 5)

EXHIBIT D

FORM OF MONTHLY SERVICER’S CERTIFICATE

COMENITY CAPITAL BANK

WORLD FINANCIAL CAPITAL MASTER NOTE TRUST SERIES 2009-VFN

The undersigned, a duly authorized representative of Comenity Capital Bank (“CCB”), as Servicer pursuant to the Transfer and Servicing Agreement, dated as of September 29, 2008 (as may be amended from time to time, the “Transfer and Servicing Agreement”), among World Financial Capital Credit Company, LLC, as Transferor, World Financial Capital Bank, as Servicer, and World Financial Capital Master Note Trust (the “Trust”), as Issuer, does hereby certify as follows:

1.    Capitalized terms used in this Certificate have their respective meanings set forth in the Transfer and Servicing Agreement or the Master Indenture, dated as of September 29, 2008 (as may be amended and supplemented from time to time, the “Master Indenture”), between the Trust and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”), as supplemented by the Sixth Amended and Restated Series 2009-VFN Indenture Supplement, dated as of December 12, 2024, between the Trust and the Indenture Trustee (as amended and supplemented, the “Indenture Supplement” and, together with the Master Indenture, the “Indenture”), as applicable.

2.    CCB is, as of the date hereof, the Servicer under the Transfer and Servicing Agreement.

3.    The undersigned is an Authorized Officer of the Servicer.

4.    This Certificate relates to the Distribution Date occurring on ________ __, 20__.

5.    As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all of its obligations under the Transfer and Servicing Agreement and the Indenture through the Monthly Period preceding such Distribution Date [or, if there has been a default in the performance of any such obligation, set forth in detail the (i) nature of such default, (ii) the action taken by the Servicer, if any, to remedy such default and (iii) the current status of each such default]; if applicable, insert “None”.

6.    As of the date hereof, to the best knowledge of the undersigned, no Series 2009-VFN Early Amortization Event occurred on or prior to such Distribution Date.

Exhibit D (Page 1)

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this ___ day of _______________, 20__.

COMENITY CAPITAL BANK, as Servicer

By ___________________________________
Name:
Title:
Exhibit D (Page 2)